Exhibit 99.2

Supplemental Information

Second Quarter 2009

This information is preliminary and based on company data available at the time of the presentation. It speaks only as of the particular date or dates included in the accompanying pages. Bank of America does not undertake an obligation to, and disclaims any duty to, update any of the information provided. Any forward-looking statements in this information are subject to the forward-looking language contained in Bank of America’s reports filed with the SEC pursuant to the Securities Exchange Act of 1934, which are available at the SEC’s website (www.sec.gov) or at Bank of America’s website (www.bankofamerica.com). Bank of America’s future financial performance is subject to risks and uncertainties as described in its SEC filings.

1

Bank of America Corporation and Subsidiaries

Consolidated Financial Highlights

(Dollars in millions, except per share information; shares in thousands)

	Six Months Ended June 30		Second Quarter 2009	First Quarter 2009	Fourth Quarter 2008 (1)		Third Quarter 2008	Second Quarter 2008
	2009	2008
Income statement
Net interest income	$24,127	$20,612	$11,630	$12,497	$13,106		$11,642	$10,621
Noninterest income	44,405	16,869	21,144	23,261	2,574		7,979	9,789
Total revenue, net of interest expense	68,532	37,481	32,774	35,758	15,680		19,621	20,410
Provision for credit losses	26,755	11,840	13,375	13,380	8,535		6,450	5,830
Noninterest expense, before merger and restructuring charges	32,428	18,540	16,191	16,237	10,641		11,413	9,447
Merger and restructuring charges	1,594	382	829	765	306		247	212
Income tax expense (benefit)	284	2,099	(845)	1,129	(2,013)		334	1,511
Net income (loss)	7,471	4,620	3,224	4,247	(1,789)		1,177	3,410
Preferred stock dividends	2,238	376	805	1,433	603		473	186
Net income (loss) applicable to common shareholders	5,233	4,244	2,419	2,814	(2,392)		704	3,224
Diluted earnings (loss) per common share	0.75	0.95	0.33	0.44	(0.48)		0.15	0.72
Average diluted common shares issued and outstanding	6,836,972	4,445,428	7,269,518	6,431,027	4,957,049		4,547,578	4,444,098
Dividends paid per common share	$0.02	$1.28	$0.01	$0.01	$0.32		$0.64	$0.64

Performance ratios
Return on average assets	0.61%	0.53%	0.53%	0.68%	n/m	%	0.25%	0.78%
Return on average common shareholders’ equity	6.31	6.06	5.59	7.10	n/m		1.97	9.25
Return on average tangible common shareholders’ equity (2)	20.47	16.87	16.90	24.37	n/m		8.92	25.17
Return on average tangible shareholders’ equity (2)	10.59	12.85	8.86	12.42	n/m		6.11	18.12
At period end
Book value per share of common stock	$22.71	$31.11	$22.71	$25.98	$27.77		$30.01	$31.11
Tangible book value per share of common stock (2)	11.66	11.87	11.66	10.88	10.11		10.50	11.87
Market price per share of common stock:
Closing price	$13.20	$23.87	$13.20	$6.82	$14.08		$35.00	$23.87
High closing price for the period	14.33	45.03	14.17	14.33	38.13		37.48	40.86
Low closing price for the period	3.14	23.87	7.05	3.14	11.25		18.52	23.87
Market capitalization	114,199	106,292	114,199	43,654	70,645		159,672	106,292

Number of banking centers - domestic	6,109	6,131	6,109	6,145	6,139		6,139	6,131
Number of branded ATMs - domestic	18,426	18,531	18,426	18,532	18,685		18,584	18,531
Full-time equivalent employees	282,408	206,587	282,408	286,625	240,202		247,024	206,587

(1)	Due to a net loss for the three months ended December 31, 2008, the impact of antidilutive equity instruments were excluded from diluted earnings per share and average diluted common shares.
(2)	Tangible equity ratios and tangible book value per share of common stock are non-GAAP measures. For corresponding reconciliations of average tangible common shareholders’ equity and tangible shareholders’ equity to GAAP financial measures, see Supplemental Financial Data on page 3. We believe the use of these non-GAAP measures provide additional clarity in assessing the results of the Corporation.

n/m = not meaningful

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	2

Bank of America Corporation and Subsidiaries

Supplemental Financial Data

(Dollars in millions)

Fully taxable-equivalent basis data

	Six Months Ended June 30		Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
	2009	2008	2009	2009	2008	2008	2008
Net interest income	$24,761	$21,228	$11,942	$12,819	$13,406	$11,920	$10,937
Total revenue, net of interest expense	69,166	38,097	33,086	36,080	15,980	19,899	20,726
Net interest yield	2.67%	2.83%	2.64%	2.70%	3.31%	2.93%	2.92%
Efficiency ratio	49.19	49.67	51.44	47.12	68.51	58.60	46.60

Reconciliation to GAAP financial measures

The Corporation evaluates its business based upon ratios that utilize tangible equity which is a non-GAAP measure. Return on average tangible shareholders’ equity measures the Corporation’s earnings contribution as a percentage of shareholders’ equity reduced by goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. The tangible equity ratio and the tangible common equity ratio represent shareholders’ equity, common or total as applicable, less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. These measures are used to evaluate the Corporation’s use of equity (i.e., capital). In addition, profitability, relationship, and investment models all use return on average tangible shareholders’ equity as key measures to support our overall growth goals. Also, the efficiency ratio measures the costs expended to generate a dollar of revenue. We believe the use of these non-GAAP measures provides additional clarity in assessing the results of the Corporation.

Other companies may define or calculate supplemental financial data differently. See the tables below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three months ended June 30, 2009, March 31, 2009, December 31, 2008, September 30, 2008 and June 30, 2008, and the six months ended June 30, 2009 and 2008.

Reconciliation of average shareholders’ equity to average tangible shareholders’ equity

Shareholders’ equity	$235,855	$158,078	$242,867	$228,766	$176,566	$166,454	$161,428
Goodwill	(85,956)	(77,721)	(87,314)	(84,584)	(81,841)	(81,977)	(77,815)
Intangible assets (excluding MSRs)	(11,539)	(9,824)	(13,595)	(9,461)	(8,818)	(9,547)	(9,618)
Related deferred tax liabilities	3,946	1,766	3,916	3,977	1,913	1,683	1,687

Tangible shareholders’ equity	$142,306	$72,299	$145,874	$138,698	$87,820	$76,613	$75,682

Reconciliation of average common shareholders’ equity to average tangible common shareholders’ equity
Common shareholders’ equity	$167,153	$140,849	$173,497	$160,739	$142,535	$142,303	$140,243
Goodwill	(85,956)	(77,721)	(87,314)	(84,584)	(81,841)	(81,977)	(77,815)
Intangible assets (excluding MSRs)	(11,539)	(9,824)	(13,595)	(9,461)	(8,818)	(9,547)	(9,618)
Related deferred tax liabilities	3,946	1,766	3,916	3,977	1,913	1,683	1,687

Tangible common shareholders’ equity	$73,604	$55,070	$76,504	$70,671	$53,789	$52,462	$54,497

Reconciliation of period end shareholders’ equity to period end tangible shareholders’ equity
Shareholders’ equity	$255,152	$162,691	$255,152	$239,549	$177,052	$161,039	$162,691
Goodwill	(86,246)	(77,760)	(86,246)	(86,910)	(81,934)	(81,756)	(77,760)
Intangible assets (excluding MSRs)	(13,245)	(9,603)	(13,245)	(13,703)	(8,535)	(9,167)	(9,603)
Related deferred tax liabilities	3,843	1,679	3,843	3,958	1,854	1,914	1,679

Tangible shareholders’ equity	$159,504	$77,007	$159,504	$142,894	$88,437	$72,030	$77,007

Reconciliation of period end common shareholders’ equity to period end tangible common shareholders’ equity
Common shareholders’ equity	$196,492	$138,540	$196,492	$166,272	$139,351	$136,888	$138,540
Goodwill	(86,246)	(77,760)	(86,246)	(86,910)	(81,934)	(81,756)	(77,760)
Intangible assets (excluding MSRs)	(13,245)	(9,603)	(13,245)	(13,703)	(8,535)	(9,167)	(9,603)
Related deferred tax liabilities	3,843	1,679	3,843	3,958	1,854	1,914	1,679

Tangible common shareholders’ equity	$100,844	$52,856	$100,844	$69,617	$50,736	$47,879	$52,856

Reconciliation of period end assets to period end tangible assets
Assets	$2,254,394	$1,716,875	$2,254,394	$2,321,963	$1,817,943	$1,831,177	$1,716,875
Goodwill	(86,246)	(77,760)	(86,246)	(86,910)	(81,934)	(81,756)	(77,760)
Intangible assets (excluding MSRs)	(13,245)	(9,603)	(13,245)	(13,703)	(8,535)	(9,167)	(9,603)
Related deferred tax liabilities	3,843	1,679	3,843	3,958	1,854	1,914	1,679

Tangible assets	$2,158,746	$1,631,191	$2,158,746	$2,225,308	$1,729,328	$1,742,168	$1,631,191

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	3

Bank of America Corporation and Subsidiaries

Consolidated Statement of Income

(Dollars in millions, except per share information; shares in thousands)

	Six Months Ended June 30		Second Quarter 2009	First Quarter 2009	Fourth Quarter 2008 (1)	Third Quarter 2008	Second Quarter 2008
	2009	2008
Interest income
Interest and fees on loans and leases	$25,678	$27,536	$12,329	$13,349	$14,220	$14,261	$13,121
Interest on debt securities	7,113	5,674	3,283	3,830	3,851	3,621	2,900
Federal funds sold and securities borrowed or purchased under agreements to resell	1,845	2,008	690	1,155	393	912	800
Trading account assets	4,380	4,593	1,952	2,428	2,120	2,344	2,229
Other interest income	2,732	2,075	1,338	1,394	1,018	1,058	977

Total interest income	41,748	41,886	19,592	22,156	21,602	22,196	20,027

Interest expense
Deposits	4,625	8,108	2,082	2,543	3,296	3,846	3,520
Short-term borrowings	3,617	7,229	1,396	2,221	1,910	3,223	3,087
Trading account liabilities	1,029	1,589	450	579	524	661	749
Long-term debt	8,350	4,348	4,034	4,316	2,766	2,824	2,050

Total interest expense	17,621	21,274	7,962	9,659	8,496	10,554	9,406

Net interest income	24,127	20,612	11,630	12,497	13,106	11,642	10,621

Noninterest income
Card income	5,014	7,090	2,149	2,865	3,102	3,122	3,451
Service charges	5,262	5,035	2,729	2,533	2,559	2,722	2,638
Investment and brokerage services	5,957	2,662	2,994	2,963	1,072	1,238	1,322
Investment banking income	2,701	1,171	1,646	1,055	618	474	695
Equity investment income (loss)	7,145	1,646	5,943	1,202	(791)	(316)	592
Trading account profits (losses)	7,365	(1,426)	2,164	5,201	(4,101)	(384)	357
Mortgage banking income	5,841	890	2,527	3,314	1,523	1,674	439
Insurance income	1,350	414	662	688	741	678	217
Gains on sales of debt securities	2,130	352	632	1,498	762	10	127
Other income (loss)	1,640	(965)	(302)	1,942	(2,911)	(1,239)	(49)

Total noninterest income	44,405	16,869	21,144	23,261	2,574	7,979	9,789

Total revenue, net of interest expense	68,532	37,481	32,774	35,758	15,680	19,621	20,410

Provision for credit losses	26,755	11,840	13,375	13,380	8,535	6,450	5,830

Noninterest expense
Personnel	16,558	9,146	7,790	8,768	4,027	5,198	4,420
Occupancy	2,347	1,697	1,219	1,128	1,003	926	848
Equipment	1,238	768	616	622	447	440	372
Marketing	1,020	1,208	499	521	555	605	571
Professional fees	949	647	544	405	521	424	362
Amortization of intangibles	1,036	893	516	520	477	464	447
Data processing	1,269	1,150	621	648	641	755	587
Telecommunications	672	526	345	327	292	288	266
Other general operating	7,339	2,505	4,041	3,298	2,678	2,313	1,574
Merger and restructuring charges	1,594	382	829	765	306	247	212

Total noninterest expense	34,022	18,922	17,020	17,002	10,947	11,660	9,659

Income (loss) before income taxes	7,755	6,719	2,379	5,376	(3,802)	1,511	4,921
Income tax expense (benefit)	284	2,099	(845)	1,129	(2,013)	334	1,511

Net income (loss)	$7,471	$4,620	$3,224	$4,247	$(1,789)	$1,177	$3,410

Preferred stock dividends	2,238	376	805	1,433	603	473	186

Net income (loss) applicable to common shareholders	$5,233	$4,244	$2,419	$2,814	$(2,392)	$704	$3,224

Per common share information
Earnings (loss)	$0.75	$0.95	$0.33	$0.44	$(0.48)	$0.15	$0.72
Diluted earnings (loss)	0.75	0.95	0.33	0.44	(0.48)	0.15	0.72
Dividends paid	0.02	1.28	0.01	0.01	0.32	0.64	0.64

Average common shares issued and outstanding	6,808,262	4,431,870	7,241,515	6,370,815	4,957,049	4,543,963	4,435,719

Average diluted common shares issued and outstanding	6,836,972	4,445,428	7,269,518	6,431,027	4,957,049	4,547,578	4,444,098

(1)	Due to a net loss for the three months ended December 31, 2008, the impact of antidilutive equity instruments were excluded from diluted earnings per share and average diluted common shares.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	4

Bank of America Corporation and Subsidiaries

Consolidated Balance Sheet

(Dollars in millions)

	June 30 2009	March 31 2009	June 30 2008
Assets
Cash and cash equivalents	$140,366	$173,460	$39,127
Time deposits placed and other short-term investments	25,710	23,947	7,649
Federal funds sold and securities borrowed or purchased under agreements to resell	184,685	153,230	107,070
Trading account assets	199,471	203,131	167,837
Derivative assets	101,707	137,311	42,039
Debt securities:
Available-for-sale	257,519	254,194	248,591
Held-to-maturity, at cost	9,719	8,444	1,268
Total debt securities	267,238	262,638	249,859
Loans and leases, net of allowance:
Loans and leases	942,248	977,008	870,464
Allowance for loan and lease losses	(33,785)	(29,048)	(17,130)
Total loans and leases, net of allowance	908,463	947,960	853,334
Premises and equipment, net	15,667	15,549	11,627
Mortgage servicing rights (includes $18,535, $14,096 and $4,250 measured at fair value)	18,857	14,425	4,577
Goodwill	86,246	86,910	77,760
Intangible assets	13,245	13,703	9,603
Loans held-for-sale	50,994	40,214	23,630
Other assets	241,745	249,485	122,763
Total assets	$2,254,394	$2,321,963	$1,716,875

Liabilities
Deposits in domestic offices:
Noninterest-bearing	$248,757	$233,902	$199,587
Interest-bearing	650,725	639,616	497,631
Deposits in foreign offices:
Noninterest-bearing	4,560	4,133	3,432
Interest-bearing	66,700	75,857	84,114
Total deposits	970,742	953,508	784,764
Federal funds purchased and securities loaned or sold under agreements to repurchase	263,639	246,734	238,123
Trading account liabilities	53,384	52,993	70,806
Derivative liabilities	51,300	76,582	21,095
Commercial paper and other short-term borrowings	96,236	185,816	177,753
Accrued expenses and other liabilities (includes $1,992, $2,102 and $507 of reserve for unfunded lending commitments)	116,754	126,030	55,038
Long-term debt	447,187	440,751	206,605
Total liabilities	1,999,242	2,082,414	1,554,184
Shareholders’ equity
Preferred stock, $0.01 par value; authorized - 100,000,000 shares; issued and outstanding - 5,760,731, 9,778,142 and 7,602,067 shares	58,660	73,277	24,151
Common stock and additional paid-in capital, $0.01 par value; authorized - 10,000,000,000, 10,000,000,000, and 7,500,000,000 shares; issued and outstanding - 8,651,459,122, 6,400,949,995 and 4,452,947,217 shares	128,717	100,864	61,109
Retained earnings	79,210	76,877	79,920
Accumulated other comprehensive income (loss)	(11,227)	(11,164)	(1,864)
Other	(208)	(305)	(625)
Total shareholders’ equity	255,152	239,549	162,691
Total liabilities and shareholders’ equity	$2,254,394	$2,321,963	$1,716,875

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	5

Bank of America Corporation and Subsidiaries

Capital Management

(Dollars in millions)

	Second Quarter 2009 (1)	First Quarter 2009	Fourth Quarter 2008	Third Quarter 2008	Second Quarter 2008
Risk-based capital:
Tier 1 capital	$190,874	$171,061	$120,814	$100,248	$101,439
Tier 1 common	110,383	76,145	63,339	56,139	58,853
Total capital	255,701	237,905	171,661	153,318	154,983
Risk-weighted assets	1,599,569	1,695,192	1,320,824	1,328,084	1,230,307
Tier 1 capital ratio	11.93%	10.09%	9.15%	7.55%	8.25%
Tier 1 common equity ratio (2)	6.90	4.49	4.80	4.23	4.78
Total capital ratio	15.99	14.03	13.00	11.54	12.60
Tier 1 leverage ratio	8.21	7.07	6.44	5.51	6.07
Tangible equity ratio (3)	7.39	6.42	5.11	4.13	4.72
Tangible common equity ratio (3)	4.67	3.13	2.93	2.75	3.24

(1)	Preliminary data on risk-based capital
(2)	Tier 1 common equity ratio equals Tier 1 capital excluding preferred stock, trust preferred securities, hybrid securities and minority interest divided by risk-weighted assets.
(3)	Tangible equity ratio equals period end tangible shareholders’ equity divided by period end tangible assets. Tangible common equity equals period end tangible common shareholders’ equity divided by period end tangible assets. Tangible shareholders’ equity and tangible assets are non-GAAP measures. For corresponding reconciliations of tangible shareholders’ equity and tangible assets to GAAP financial measures, see Supplemental Financial Data on page 3. We believe the use of these non-GAAP measures provide additional clarity in assessing the results of the Corporation.

*	Preliminary data on risk-based capital

Outstanding Common Stock

No common shares were repurchased in the second quarter of 2009.

75.0 million shares remain outstanding under the 2008 authorized program.

574 thousand shares were issued in the second quarter of 2009 under employee stock plans. In addition, approximately 2.25 billion shares were issued to raise capital in the second quarter of 2009, including 1.00 billion shares that were exchanged for preferred stock. The remaining 1.25 billion shares were raised through an at-the-market offering completed during the second quarter of 2009. Combined, these actions benefited the Tier 1 common equity ratio by approximately 185 bps.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	6

Bank of America Corporation and Subsidiaries

Preferred Stock Issued Excluding Issuances to the U.S. Government

(Dollars in millions)

	Notional Amount (1)		Third Quarter 2009 Dividends (2)
Preferred Stock	June 30 2009	March 31 2009
Series B	$1	$1	$—
Series D	661	825	10
Series E	487	2,025	5
Series H	2,862	2,925	59
Series I	365	550	6
Series J	978	1,035	18
Series K (3)	1,667	6,000	67
Series L	3,349	6,900	61
Series M (3)	1,434	4,000	—
Merrill Lynch Series 2 (MC) (4)	1,200	1,200	27
Merrill Lynch Series 3 (MC) (4)	500	500	11
Merrill Lynch Series 1	146	630	1
Merrill Lynch Series 2	526	1,110	4
Merrill Lynch Series 3	670	810	11
Merrill Lynch Series 4	389	600	4
Merrill Lynch Series 5	606	1,500	6
Merrill Lynch Series 6	65	65	1
Merrill Lynch Series 7	17	50	—
Merrill Lynch Series 8	2,673	2,673	58

Total preferred stock excluding issuances to the U.S. government	$18,596	$33,399	$349

(1)	Excludes third party issuance costs of $103 million and $110 million, and other Merrill Lynch related adjustments of $529 million at both June 30, 2009 and March 31, 2009.
(2)	An estimate of third quarter 2009 potential cash dividends on various series of preferred stock, subject to the Board of Directors’ future declaration and assuming no conversion of convertible shares.
(3)	Pays dividends semi-annually.
(4)	Represents Mandatory Convertible Preferred Stock shares outstanding of Merrill Lynch which will be converted on October 15, 2010 but are optionally convertible prior to that date.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	7

Bank of America Corporation and Subsidiaries

Core Net Interest Income - Managed Basis

(Dollars in millions)

	Six Months Ended June 30		Second Quarter 2009	First Quarter 2009	Fourth Quarter 2008	Third Quarter 2008	Second Quarter 2008
	2009	2008
Net interest income (1)
As reported	$24,761	$21,228	$11,942	$12,819	$13,406	$11,920	$10,937
Impact of market-based net interest income (2)	(3,275)	(2,246)	(1,455)	(1,820)	(1,461)	(1,235)	(1,157)

Core net interest income	21,486	18,982	10,487	10,999	11,945	10,685	9,780
Impact of securitizations (3)	5,483	4,344	2,734	2,749	2,257	2,310	2,254

Core net interest income - managed basis	$26,969	$23,326	$13,221	$13,748	$14,202	$12,995	$12,034

Average earning assets
As reported	$1,861,954	$1,505,265	$1,811,981	$1,912,483	$1,616,646	$1,622,466	$1,500,234
Impact of market-based earning assets (2)	(482,356)	(381,048)	(475,761)	(489,024)	(311,782)	(370,146)	(367,193)

Core average earning assets	1,379,598	1,124,217	1,336,220	1,423,459	1,304,864	1,252,320	1,133,041
Impact of securitizations (4)	88,846	102,854	86,154	91,567	93,189	101,743	103,131

Core average earning assets - managed basis	$1,468,444	$1,227,071	$1,422,374	$1,515,026	$1,398,053	$1,354,063	$1,236,172

Net interest yield contribution (1, 5)
As reported	2.67%	2.83%	2.64%	2.70%	3.31%	2.93%	2.92%
Impact of market-based activities (2)	0.46	0.56	0.50	0.41	0.34	0.47	0.54

Core net interest yield on earning assets	3.13	3.39	3.14	3.11	3.65	3.40	3.46
Impact of securitizations	0.56	0.42	0.58	0.54	0.40	0.43	0.44

Core net interest yield on earning assets - managed basis	3.69%	3.81%	3.72%	3.65%	4.05%	3.83%	3.90%

(1)	Fully taxable-equivalent basis
(2)	Represents the impact of market-based amounts included in Global Markets.
(3)	Represents the impact of securitizations utilizing actual bond costs. This is different from the business segment view which utilizes funds transfer pricing methodologies.
(4)	Represents average securitized loans less accrued interest receivable and certain securitized bonds retained.
(5)	Calculated on an annualized basis.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	8

Bank of America Corporation and Subsidiaries

Quarterly Average Balances and Interest Rates - Fully Taxable-equivalent Basis

(Dollars in millions)

	Second Quarter 2009			First Quarter 2009			Second Quarter 2008
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Earning assets
Time deposits placed and other short-term investments	$25,604	$169	2.64%	$26,158	$191	2.96%	$10,310	$87	3.40%
Federal funds sold and securities borrowed or purchased under agreements to resell	230,955	690	1.20	244,280	1,155	1.90	126,169	800	2.54
Trading account assets	223,102	2,028	3.64	259,322	2,499	3.89	184,547	2,282	4.95
Debt securities (1)	255,159	3,353	5.26	286,249	3,902	5.47	235,369	2,963	5.04
Loans and leases (2):
Residential mortgage (3)	253,803	3,489	5.50	265,121	3,680	5.57	256,164	3,541	5.54
Home equity	156,599	1,722	4.41	158,575	1,787	4.55	120,265	1,627	5.44
Discontinued real estate	18,309	303	6.61	19,386	386	7.97	n/a	n/a	n/a
Credit card - domestic	51,721	1,375	10.66	58,960	1,606	11.05	61,655	1,603	10.45
Credit card - foreign	18,825	506	10.77	16,858	449	10.81	16,566	512	12.43
Direct/Indirect consumer (4)	100,302	1,532	6.12	100,741	1,684	6.78	82,593	1,731	8.43
Other consumer (5)	3,298	63	7.77	3,408	64	7.50	3,953	84	8.36
Total consumer	602,857	8,990	5.97	623,049	9,656	6.25	541,196	9,098	6.75
Commercial - domestic	231,639	2,176	3.77	240,683	2,485	4.18	219,537	2,762	5.06
Commercial real estate (6)	75,559	627	3.33	72,206	550	3.09	62,810	737	4.72
Commercial lease financing	22,026	260	4.72	22,056	279	5.05	22,276	243	4.37
Commercial - foreign	34,024	360	4.24	36,127	462	5.18	32,820	366	4.48
Total commercial	363,248	3,423	3.78	371,072	3,776	4.12	337,443	4,108	4.89
Total loans and leases	966,105	12,413	5.15	994,121	13,432	5.46	878,639	13,206	6.04
Other earning assets	111,056	1,251	4.52	102,353	1,299	5.12	65,200	1,005	6.19
Total earning assets (7)	1,811,981	19,904	4.40	1,912,483	22,478	4.74	1,500,234	20,343	5.44
Cash and cash equivalents	204,354			153,007			33,799
Other assets, less allowance for loan and lease losses	403,982			453,644			220,580
Total assets	$2,420,317			$2,519,134			$1,754,613

Interest-bearing liabilities
Domestic interest-bearing deposits:
Savings	$34,367	$54	0.63%	$32,378	$58	0.72%	$33,164	$64	0.77%
NOW and money market deposit accounts	342,570	376	0.44	343,215	435	0.51	258,104	856	1.33
Consumer CDs and IRAs	229,392	1,409	2.46	235,787	1,715	2.95	178,828	1,646	3.70
Negotiable CDs, public funds and other time deposits	39,100	124	1.28	31,188	149	1.94	24,216	195	3.25
Total domestic interest-bearing deposits	645,429	1,963	1.22	642,568	2,357	1.49	494,312	2,761	2.25
Foreign interest-bearing deposits:
Banks located in foreign countries	19,261	37	0.76	26,052	48	0.75	33,777	272	3.25
Governments and official institutions	7,379	4	0.22	9,849	6	0.25	11,789	77	2.62
Time, savings and other	54,307	78	0.58	58,380	132	0.92	55,403	410	2.97
Total foreign interest-bearing deposits	80,947	119	0.59	94,281	186	0.80	100,969	759	3.02
Total interest-bearing deposits	726,376	2,082	1.15	736,849	2,543	1.40	595,281	3,520	2.38
Federal funds purchased and securities loaned or sold under agreements to repurchase and other short-term borrowings	503,451	1,396	1.11	591,928	2221	1.52	444,578	3,087	2.79
Trading account liabilities	63,551	450	2.84	70,799	579	3.32	70,546	749	4.27
Long-term debt	444,131	4,034	3.64	446,975	4316	3.89	205,194	2,050	4.00
Total interest-bearing liabilities (7)	1,737,509	7,962	1.84	1,846,551	9,659	2.11	1,315,599	9,406	2.87
Noninterest-bearing sources:
Noninterest-bearing deposits	248,516			227,232			190,721
Other liabilities	191,425			216,585			86,865
Shareholders' equity	242,867			228,766			161,428
Total liabilities and shareholders' equity	$2,420,317			$2,519,134			$1,754,613
Net interest spread			2.56%			2.63%			2.57%
Impact of noninterest-bearing sources			0.08			0.07			0.35
Net interest income/yield on earning assets		$11,942	2.64%		$12,819	2.70%		$10,937	2.92%

(1)	Yields on AFS debt securities are calculated based on fair value rather than historical cost balances. The use of fair value does not have a material impact on net interest yield.
(2)	Nonperforming loans are included in the respective average loan balances. Income on these nonperforming loans is recognized on a cash basis. We account for acquired impaired loans in accordance with SOP 03-3. Loans accounted for in accordance with SOP 03-3 were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan.
(3)	Includes foreign residential mortgages of $675 million and $627 million for the second and first quarters of 2009.
(4)	Includes foreign consumer loans of $8.0 billion and $7.1 billion in the second and first quarters of 2009, and $3.0 billion in the second quarter of 2008.
(5)	Includes consumer finance loans of $2.5 and $2.6 billion in the second and first quarters of 2009, and $2.8 billion in the second quarter of 2008; and other foreign consumer loans of $640 million and $596 million in the second and first quarters of 2009, and $862 million in the second quarter of 2008.
(6)	Includes domestic commercial real estate loans of $72.8 billion and $70.9 billion in the second and first quarters of 2009, and $61.6 billion in the second quarter of 2008, and foreign commercial real estate loans of $2.8 billion and $1.3 billion in the second and first quarters of 2009, and $1.3 billion in the second quarter of 2008.
(7)	Interest income includes the impact of interest rate risk management contracts, which decreased interest income on the underlying assets $11 million and $61 million in the second and first quarters of 2009, and $104 million in the second quarter of 2008. Interest expense includes the impact of interest rate risk management contracts, which increased (decreased) interest expense on the underlying liabilities $(550) million and $(512) million in the second and first quarters of 2009, and $37 million in the second quarter of 2008.

n/a = not applicable

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	9

Bank of America Corporation and Subsidiaries

Quarterly Average Balances and Interest Rates - Fully Taxable-equivalent Basis - Isolating Hedge Income/Expense (1)

(Dollars in millions)

	Second Quarter 2009			First Quarter 2009			Second Quarter 2008
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Earning assets
Time deposits placed and other short-term investments (2)	$25,604	$172	2.69%	$26,158	$191	2.96%	$10,310	$91	3.56%
Federal funds sold and securities borrowed or purchased under agreements to resell (2)	230,955	628	1.09	244,280	1,158	1.90	126,169	867	2.75
Trading account assets	223,102	2,028	3.64	259,322	2,499	3.89	184,547	2,282	4.95
Debt securities (2)	255,159	3,387	5.31	286,249	3,930	5.51	235,369	2,963	5.04
Loans and leases:
Residential mortgage	253,803	3,489	5.50	265,121	3,680	5.57	256,164	3,541	5.54
Home equity	156,599	1,722	4.41	158,575	1,787	4.55	120,265	1,627	5.44
Discontinued real estate	18,309	303	6.61	19,386	386	7.97	n/a	n/a	n/a
Credit card - domestic	51,721	1,375	10.66	58,960	1,606	11.05	61,655	1,603	10.45
Credit card - foreign	18,825	506	10.77	16,858	449	10.81	16,566	512	12.43
Direct/Indirect consumer	100,302	1,532	6.12	100,741	1,684	6.78	82,593	1,731	8.43
Other consumer	3,298	63	7.77	3,408	64	7.50	3,953	84	8.36
Total consumer	602,857	8,990	5.97	623,049	9,656	6.25	541,196	9,098	6.75
Commercial - domestic (2)	231,639	2,212	3.83	240,683	2,515	4.24	219,537	2,795	5.12
Commercial real estate	75,559	627	3.33	72,206	550	3.09	62,810	737	4.72
Commercial lease financing	22,026	260	4.72	22,056	279	5.05	22,276	243	4.37
Commercial - foreign	34,024	360	4.24	36,127	462	5.18	32,820	366	4.48
Total commercial	363,248	3,459	3.82	371,072	3,806	4.15	337,443	4,141	4.93
Total loans and leases	966,105	12,449	5.16	994,121	13,462	5.47	878,639	13,239	6.05
Other earning assets	111,056	1,251	4.52	102,353	1,299	5.12	65,200	1,005	6.19
Total earning assets - excluding hedge impact	1,811,981	19,915	4.40	1,912,483	22,539	4.75	1,500,234	20,447	5.47
Net hedge income (expense) on assets		(11)			(61)			(104)
Total earning assets - including hedge impact	1,811,981	19,904	4.40	1,912,483	22,478	4.74	1,500,234	20,343	5.44
Cash and cash equivalents	204,354			153,007			33,799
Other assets, less allowance for loan and lease losses	403,982			453,644			220,580
Total assets	$2,420,317			$2,519,134			$1,754,613

Interest-bearing liabilities
Domestic interest-bearing deposits:
Savings	$34,367	$54	0.63%	$32,378	$58	0.72%	$33,164	$64	0.77%
NOW and money market deposit accounts (2)	342,570	376	0.44	343,215	436	0.51	258,104	851	1.33
Consumer CDs and IRAs (2)	229,392	1,350	2.36	235,787	1,651	2.84	178,828	1,535	3.45
Negotiable CDs, public funds and other time deposits (2)	39,100	119	1.24	31,188	146	1.89	24,216	193	3.21
Total domestic interest-bearing deposits	645,429	1,899	1.18	642,568	2,291	1.44	494,312	2,643	2.15
Foreign interest-bearing deposits:
Banks located in foreign countries (2)	19,261	24	0.48	26,052	41	0.64	33,777	272	3.25
Governments and official institutions	7,379	4	0.22	9,849	6	0.25	11,789	77	2.62
Time, savings and other	54,307	78	0.58	58,380	132	0.92	55,403	410	2.97
Total foreign interest-bearing deposits	80,947	106	0.52	94,281	179	0.77	100,969	759	3.02
Total interest-bearing deposits	726,376	2,005	1.11	736,849	2,470	1.36	595,281	3,402	2.30
Federal funds purchased and securities loaned or sold under agreements to repurchase and other short-term borrowings (2)	503,451	1,157	0.92	591,928	1,915	1.31	444,578	2,980	2.70
Trading account liabilities	63,551	450	2.84	70,799	579	3.32	70,546	749	4.27
Long-term debt (2)	444,131	4,900	4.42	446,975	5,207	4.69	205,194	2,238	4.36
Total interest-bearing liabilities - excluding hedge impact	1,737,509	8,512	1.96	1,846,551	10,171	2.23	1,315,599	9,369	2.86
Net hedge (income) expense on liabilities		(550)			(512)			37
Total interest-bearing liabilities - including hedge impact	1,737,509	7,962	1.84	1,846,551	9,659	2.11	1,315,599	9,406	2.87
Noninterest-bearing sources:
Noninterest-bearing deposits	248,516			227,232			190,721
Other liabilities	191,425			216,585			86,865
Shareholders’ equity	242,867			228,766			161,428
Total liabilities and shareholders’ equity	$2,420,317			$2,519,134			$1,754,613
Net interest spread			2.44			2.52			2.61
Impact of noninterest-bearing sources			0.08			0.07			0.35
Net interest income/yield on earning assets - excluding hedge impact		$11,403	2.52%		$12,368	2.59%		$11,078	2.96%
Net impact of hedge income (expense)		539	0.12		451	0.11		(141)	(0.04)
Net interest income/yield on earning assets		$11,942	2.64%		$12,819	2.70%		$10,937	2.92%

(1)       This table presents a non-GAAP financial measure. The impact of interest rate risk management derivatives is shown separately. Interest income and interest expense amounts, and the yields and rates have been adjusted. Management believes this presentation is useful to investors because it adjusts for the impact of our hedging decisions and provides a better understanding of our hedging activities. The impact of interest rate risk management derivatives is not material to the average balances presented above.

(2)       The impact of interest rate risk management derivatives on interest income and interest expense is presented below.

           Interest income excludes the impact of interest rate risk management contracts, which increased (decreased) interest income on:

		Second Quarter 2009			First Quarter 2009			Second Quarter 2008
Time deposits placed and other short-term investments		$(3)			$—			$(4)
Federal funds sold and securities borrowed or purchased under agreements to resell		62			(3)			(67)
Debt securities		(34)			(28)			(33)
Commercial - domestic		(36)			(30)			—

Net hedge income (expense) on assets		$(11)			$(61)			$(104)

Interest expense excludes the impact of interest rate risk management contracts, which increased (decreased) interest expense on:

NOW and money market deposit accounts		$—			$(1)			$5
Consumer CDs and IRAs		59			64			111
Negotiable CDs, public funds and other time deposits		5			3			2
Banks located in foreign countries		13			7			—
Federal funds purchased and securities loaned or sold under agreements to repurchase and other short-term borrowings		239			306			107
Long-term debt		(866)			(891)			(188)

Net hedge (income) expense on liabilities		$(550)			$(512)			$37

n/a = not applicable

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	10

Bank of America Corporation and Subsidiaries

Year-to-Date Average Balances and Interest Rates - Fully Taxable-equivalent Basis

(Dollars in millions)

	Six Months Ended June 30
	2009			2008
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Earning assets
Time deposits placed and other short-term investments	$25,879	$360	2.80%	$10,453	$181	3.48%
Federal funds sold and securities borrowed or purchased under agreements to resell	237,581	1,845	1.56	135,606	2,008	2.97
Trading account assets	241,112	4,527	3.77	188,478	4,699	5.00
Debt securities (1)	270,618	7,255	5.37	227,373	5,798	5.10
Loans and leases (2):
Residential mortgage (3)	259,431	7,169	5.53	263,352	7,378	5.61
Home equity	157,582	3,509	4.48	118,413	3,499	5.94
Discontinued real estate	18,845	689	7.31	n/a	n/a	n/a
Credit card - domestic	55,320	2,981	10.87	62,466	3,377	10.87
Credit card - foreign	17,847	955	10.79	15,904	986	12.47
Direct/Indirect consumer (4)	100,521	3,216	6.45	80,649	3,430	8.55
Other consumer (5)	3,351	127	7.63	4,001	171	8.49
Total consumer	612,897	18,646	6.11	544,785	18,841	6.94
Commercial - domestic	236,135	4,661	3.98	215,965	5,960	5.55
Commercial real estate (6)	73,892	1,177	3.21	62,506	1,624	5.22
Commercial lease financing	22,041	539	4.89	22,252	504	4.53
Commercial - foreign	35,070	822	4.73	31,642	753	4.78
Total commercial	367,138	7,199	3.95	332,365	8,841	5.35
Total loans and leases	980,035	25,845	5.30	877,150	27,682	6.34
Other earning assets	106,729	2,550	4.81	66,205	2,134	6.47
Total earning assets (7)	1,861,954	42,382	4.57	1,505,265	42,502	5.67
Cash and cash equivalents	178,822			33,874
Other assets, less allowance for loan and lease losses	428,676			220,631
Total assets	$2,469,452			$1,759,770

Interest-bearing liabilities
Domestic interest-bearing deposits:
Savings	$33,378	$112	0.68%	$32,481	$114	0.70%
NOW and money market deposit accounts	342,890	811	0.48	253,526	1,995	1.58
Consumer CDs and IRAs	232,792	3,124	2.70	183,417	3,717	4.08
Negotiable CDs, public funds and other time deposits	34,946	273	1.57	28,208	515	3.68
Total domestic interest-bearing deposits	644,006	4,320	1.35	497,632	6,341	2.56
Foreign interest-bearing deposits:
Banks located in foreign countries	22,638	85	0.75	36,487	672	3.71
Governments and official institutions	8,607	10	0.23	13,219	209	3.17
Time, savings and other	56,332	210	0.76	54,234	886	3.28
Total foreign interest-bearing deposits	87,577	305	0.70	103,940	1,767	3.42
Total interest-bearing deposits	731,583	4,625	1.27	601,572	8,108	2.71
Federal funds purchased and securities loaned or sold under agreements to repurchase and other short-term borrowings	547,446	3,617	1.33	448,717	7,229	3.24
Trading account liabilities	67,155	1,029	3.09	76,489	1,589	4.18
Long-term debt	445,545	8,350	3.76	201,828	4,348	4.31
Total interest-bearing liabilities (7)	1,791,729	17,621	1.98	1,328,606	21,274	3.22
Noninterest-bearing sources:
Noninterest-bearing deposits	237,933			185,241
Other liabilities	203,935			87,845
Shareholders’ equity	235,855			158,078
Total liabilities and shareholders’ equity	$2,469,452			$1,759,770
Net interest spread			2.59%			2.45%
Impact of noninterest-bearing sources			0.08			0.38
Net interest income/yield on earning assets		$24,761	2.67%		$21,228	2.83%

(1)	Yields on AFS debt securities are calculated based on fair value rather than historical cost balances. The use of fair value does not have a material impact on net interest yield.
(2)	Nonperforming loans are included in the respective average loan balances. Income on these nonperforming loans is recognized on a cash basis. We account for acquired impaired loans in accordance with SOP 03-3. Loans accounted for in accordance with SOP 03-3 were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan.
(3)	Includes foreign residential mortgages of $651 million for the six months ended June 30, 2009.
(4)	Includes foreign consumer loans of $7.6 billion and $3.1 billion for the six months ended June 30, 2009 and 2008.
(5)	Includes consumer finance loans of $2.5 billion and $2.9 billion, and other foreign consumer loans of $618 million and $859 million for the six months ended June 30, 2009 and 2008.
(6)	Includes domestic commercial real estate loans of $71.9 billion and $61.3 billion, and foreign commercial real estate loans of $2.0 billion and $1.2 billion for the six months ended June 30, 2009 and 2008.
(7)	Interest income includes the impact of interest rate risk management contracts, which decreased interest income on the underlying assets $72 million and $207 million for the six months ended June 30, 2009 and 2008. Interest expense includes the impact of interest rate risk management contracts, which increased (decreased) interest expense on the underlying liabilities $(1.1) billion and $86 million for the six months ended June 30, 2009 and 2008.

n/a = not applicable

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	11

Bank of America Corporation and Subsidiaries

Year-to-Date Average Balances and Interest Rates - Fully Taxable-equivalent Basis - Isolating Hedge Income/Expense (1)

(Dollars in millions)

	Six Months Ended June 30
	2009			2008
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Earning assets
Time deposits placed and other short-term investments (2)	$25,879	$363	2.82%	$10,453	$189	3.64%
Federal funds sold and securities borrowed or purchased under agreements to resell (2)	237,581	1,786	1.51	135,606	2,145	3.17
Trading account assets	241,112	4,527	3.77	188,478	4,699	5.00
Debt securities (2)	270,618	7,317	5.42	227,373	5,799	5.10
Loans and leases:
Residential mortgage	259,431	7,169	5.53	263,352	7,378	5.61
Home equity	157,582	3,509	4.48	118,413	3,499	5.94
Discontinued real estate	18,845	689	7.31	n/a	n/a	n/a
Credit card - domestic	55,320	2,981	10.87	62,466	3,377	10.87
Credit card - foreign	17,847	955	10.79	15,904	986	12.47
Direct/Indirect consumer	100,521	3,216	6.45	80,649	3,430	8.55
Other consumer	3,351	127	7.63	4,001	171	8.49
Total consumer	612,897	18,646	6.11	544,785	18,841	6.94
Commercial - domestic (2)	236,135	4,727	4.04	215,965	6,020	5.60
Commercial real estate	73,892	1,177	3.21	62,506	1,624	5.22
Commercial lease financing	22,041	539	4.89	22,252	504	4.53
Commercial - foreign	35,070	822	4.73	31,642	753	4.78
Total commercial	367,138	7,265	3.99	332,365	8,901	5.38
Total loans and leases	980,035	25,911	5.32	877,150	27,742	6.35
Other earning assets (2)	106,729	2,550	4.81	66,205	2,135	6.47
Total earning assets - excluding hedge impact	1,861,954	42,454	4.58	1,505,265	42,709	5.69
Net hedge income (expense) on assets		(72)			(207)
Total earning assets - including hedge impact	1,861,954	42,382	4.57	1,505,265	42,502	5.67
Cash and cash equivalents	178,822			33,874
Other assets, less allowance for loan and lease losses	428,676			220,631
Total assets	$2,469,452			$1,759,770

Interest-bearing liabilities
Domestic interest-bearing deposits:
Savings	$33,378	$112	0.68%	$32,481	$114	0.70%
NOW and money market deposit accounts (2)	342,890	812	0.48	253,526	1,985	1.57
Consumer CDs and IRAs (2)	232,792	3,001	2.60	183,417	3,485	3.82
Negotiable CDs, public funds and other time deposits (2)	34,946	265	1.53	28,208	511	3.65
Total domestic interest-bearing deposits	644,006	4,190	1.31	497,632	6,095	2.46
Foreign interest-bearing deposits:
Banks located in foreign countries (2)	22,638	65	0.57	36,487	670	3.69
Governments and official institutions	8,607	10	0.23	13,219	209	3.17
Time, savings and other	56,332	210	0.76	54,234	886	3.28
Total foreign interest-bearing deposits	87,577	285	0.66	103,940	1,765	3.41
Total interest-bearing deposits	731,583	4,475	1.23	601,572	7,860	2.63
Federal funds purchased and securities loaned or sold under agreements to repurchase and other short-term borrowings (2)	547,446	3,072	1.13	448,717	7,114	3.19
Trading account liabilities	67,155	1,029	3.09	76,489	1,589	4.18
Long-term debt (2)	445,545	10,107	4.56	201,828	4,625	4.58
Total interest-bearing liabilities - excluding hedge impact	1,791,729	18,683	2.10	1,328,606	21,188	3.20
Net hedge (income) expense on liabilities		(1,062)			86
Total interest-bearing liabilities - including hedge impact	1,791,729	17,621	1.98	1,328,606	21,274	3.22
Noninterest-bearing sources:
Noninterest-bearing deposits	237,933			185,241
Other liabilities	203,935			87,845
Shareholders’ equity	235,855			158,078
Total liabilities and shareholders’ equity	$2,469,452			$1,759,770
Net interest spread			2.48			2.49
Impact of noninterest-bearing sources			0.08			0.38
Net interest income/yield on earning assets - excluding hedge impact		$23,771	2.56%		$21,521	2.87%
Net impact of hedge income (expense)		990	0.11		(293)	(0.04)
Net interest income/yield on earning assets		$24,761	2.67%		$21,228	2.83%

(1)       This table presents a non-GAAP financial measure. The impact of interest rate risk management derivatives is shown separately. Interest income and interest expense amounts, and the yields and rates have been adjusted. Management believes this presentation is useful to investors because it adjusts for the impact of our hedging decisions and provides a better understanding of our hedging activities. The impact of interest rate risk management derivatives is not material to the average balances presented above.

(2)       The impact of interest rate risk management derivatives on interest income and interest expense is presented below.

Interest income excludes the impact of interest rate risk management contracts, which increased (decreased) interest income on:

		Six Months Ended June 30
		2009			2008
Time deposits placed and other short-term investments		$(3)			$(8)
Federal funds sold and securities borrowed or purchased under agreements to resell		59			(137)
Debt securities		(62)			(1)
Commercial - domestic		(66)			(60)
Other earning assets		—			(1)
Net hedge income (expense) on assets		$(72)			$(207)

Interest expense excludes the impact of interest rate risk management contracts, which increased (decreased) interest expense on:

NOW and money market deposit accounts		$(1)			$10
Consumer CDs and IRAs		123			232
Negotiable CDs, public funds and other time deposits		8			4
Banks located in foreign countries		20			2
Federal funds purchased and securities loaned or sold under agreements to repurchase and other short-term borrowings		545			115
Long-term debt		(1,757)			(277)
Net hedge (income) expense on liabilities		$(1,062)			$86

n/a = not applicable

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	12

Bank of America Corporation and Subsidiaries

Debt Securities and Available-for-Sale Marketable Equity Securities

(Dollars in millions)

	June 30, 2009
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-sale debt securities
U.S Treasury securities and agency debentures	$14,545	$383	$(12)	$14,916
Mortgage-backed securities:
Agency MBSs	135,348	2,330	(210)	137,468
Agency collateralized mortgage obligations	17,573	401	(112)	17,862
Non-agency MBSs	48,222	2,179	(7,945)	42,456
Foreign securities	5,405	24	(1,204)	4,225
Corporate/Agency bonds	5,794	101	(412)	5,483
Other taxable securities (1)	23,198	150	(749)	22,599

Total taxable securities	250,085	5,568	(10,644)	245,009
Tax-exempt securities	13,032	85	(607)	12,510

Total available-for-sale debt securities	$263,117	$5,653	$(11,251)	$257,519

Held-to-maturity debt securities (2)	9,719	—	1,875	7,844

Total debt securities	$272,836	$5,653	$(13,126)	$265,363

Available-for-sale marketable equity securities (3)	$6,427	$1,495	$(947)	$6,975

	March 31, 2009
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-sale debt securities
U.S Treasury securities and agency debentures	$4,353	$249	$(9)	$4,593
Mortgage-backed securities:
Agency MBSs	136,194	3,116	(130)	139,180
Agency collateralized mortgage obligations	20,842	365	(51)	21,156
Non-agency MBSs	58,129	1,649	(10,941)	48,837
Foreign securities	5,363	5	(940)	4,428
Corporate/Agency bonds	5,588	37	(1,142)	4,483
Other taxable securities (1)	22,539	61	(653)	21,947

Total taxable securities	253,008	5,482	(13,866)	244,624
Tax-exempt securities	10,142	83	(655)	9,570

Total available-for-sale debt securities	$263,150	$5,565	$(14,521)	$254,194

Held-to-maturity debt securities (2)	8,444	—	(1,881)	6,563

Total debt securities	$271,594	$5,565	$(16,402)	$260,757

Available-for-sale marketable equity securities (3)	$17,456	$5,705	$(1,340)	$21,821

(1)	Includes asset-backed securities.
(2)	Includes asset-backed securities that were issued by the Corporation’s credit card securitization trust and retained by the corporation with an amortized cost of $7.4 billion and a fair value of $5.5 billion at June 30, 2009 and $7.8 billion and $5.9 billion at March 31, 2009.
(3)	Represents those available-for-sale marketable equity securities that are recorded in other assets on the Consolidated Balance Sheet.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	13

Bank of America Corporation and Subsidiaries

Quarterly Results by Business Segment

(Dollars in millions)

	Second Quarter 2009
	Total Corporation	Deposits	Global Card Services (1)	Home Loans & Insurance	Global Banking	Global Markets	GWIM	All Other (1)
Net interest income (2)	$11,942	$1,748	$5,049	$1,197	$2,738	$1,507	$1,291	$(1,588)
Noninterest income	21,144	1,747	2,288	3,264	5,920	2,945	2,905	2,075

Total revenue, net of interest expense	33,086	3,495	7,337	4,461	8,658	4,452	4,196	487

Provision for credit losses	13,375	96	7,741	2,726	2,584	(1)	238	(9)
Noninterest expense	17,020	2,649	1,976	2,829	2,232	2,559	3,304	1,471

Income (loss) before income taxes	2,691	750	(2,380)	(1,094)	3,842	1,894	654	(975)
Income tax expense (benefit) (2)	(533)	245	(762)	(369)	1,355	517	213	(1,732)

Net income (loss)	$3,224	$505	$(1,618)	$(725)	$2,487	$1,377	$441	$757

Average
Total loans and leases	$966,105	n/m	$220,365	$131,509	$323,217	n/m	$101,748	$159,142
Total assets (3)	2,420,317	$442,419	236,017	232,194	389,387	$670,703	238,609	n/m
Total deposits	974,892	417,114	n/m	n/m	199,879	n/m	214,111	108,079
Allocated equity	242,867	23,576	42,118	15,827	60,455	31,022	18,708	51,161

Period end
Total loans and leases	$942,248	n/m	$215,904	$131,120	$314,512	n/m	$100,878	$153,008
Total assets (3)	2,254,394	$448,200	231,986	234,388	381,123	$571,761	232,913	n/m
Total deposits	970,742	423,192	n/m	n/m	201,207	n/m	206,296	106,127

	First Quarter 2009
	Total Corporation	Deposits	Global Card Services (1)	Home Loans & Insurance	Global Banking	Global Markets	GWIM	All Other (1)
Net interest income (2)	$12,819	$1,911	$5,259	$1,179	$2,815	$1,889	$1,655	$(1,889)
Noninterest income	23,261	1,501	2,250	4,044	1,825	5,010	2,708	5,923

Total revenue, net of interest expense	36,080	3,412	7,509	5,223	4,640	6,899	4,363	4,034

Provision for credit losses	13,380	91	8,441	3,372	1,848	51	254	(677)
Noninterest expense	17,002	2,359	2,077	2,650	2,515	3,056	3,290	1,055

Income (loss) before income taxes	5,698	962	(3,009)	(799)	277	3,792	819	3,656
Income tax expense (benefit) (2)	1,451	361	(1,133)	(301)	105	1,357	309	753

Net income (loss)	$4,247	$601	$(1,876)	$(498)	$172	$2,435	$510	$2,903

Average
Total loans and leases	$994,121	n/m	$228,461	$126,685	$330,974	n/m	$110,535	$168,450
Total assets (3)	2,519,134	$402,874	246,611	220,061	397,625	$714,726	278,130	n/m
Total deposits	964,081	377,575	n/m	n/m	196,061	n/m	249,792	109,447
Allocated equity	228,766	23,484	40,370	14,403	56,503	27,235	17,119	49,652

Period end
Total loans and leases	$977,008	n/m	$221,984	$131,332	$323,407	n/m	$102,766	$165,534
Total assets (3)	2,321,963	$417,123	238,410	221,547	387,410	$583,416	268,133	n/m
Total deposits	953,508	391,604	n/m	n/m	194,864	n/m	241,504	93,702

	Second Quarter 2008
	Total Corporation	Deposits	Global Card Services (1)	Home Loans & Insurance	Global Banking	Global Markets	GWIM	All Other (1)
Net interest income (2)	$10,937	$2,625	$4,742	$620	$2,517	$1,197	$1,149	$(1,913)
Noninterest income	9,789	1,775	2,758	641	1,938	181	1,146	1,350

Total revenue, net of interest expense	20,726	4,400	7,500	1,261	4,455	1,378	2,295	(563)

Provision for credit losses	5,830	89	4,259	2,034	400	(38)	119	(1,033)
Noninterest expense	9,659	2,324	2,375	732	1,747	951	1,244	286

Income (loss) before income taxes	5,237	1,987	866	(1,505)	2,308	465	932	184
Income tax expense (benefit) (2)	1,827	749	284	(557)	875	167	351	(42)

Net income (loss)	$3,410	$1,238	$582	$(948)	$1,433	$298	$581	$226

Average
Total loans and leases	$878,639	n/m	$238,918	$91,199	$315,282	n/m	$87,574	$117,504
Total assets (3)	1,754,613	$364,444	261,456	104,539	378,233	$429,854	165,682	n/m
Total deposits	786,002	337,253	n/m	n/m	169,738	n/m	157,113	96,998
Allocated equity	161,428	24,520	38,978	3,342	48,634	12,088	11,775	22,091

Period end
Total loans and leases	$870,464	n/m	$240,617	$92,064	$322,675	n/m	$88,172	$95,826
Total assets (3)	1,716,875	$363,326	263,253	103,765	386,525	$388,451	167,197	n/m
Total deposits	784,764	336,136	n/m	n/m	173,576	n/m	158,228	93,418

(1)	Global Card Services is presented on a managed basis with a corresponding offset recorded in All Other.
(2)	Fully taxable-equivalent basis
(3)	Total assets include asset allocations to match liabilities (i.e., deposits).

n/m = not meaningful

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	14

Bank of America Corporation and Subsidiaries

Year-to-Date Results by Business Segment

(Dollars in millions)

	Six Months Ended June 30, 2009
	Total Corporation	Deposits	Global Card Services (1)	Home Loans & Insurance	Global Banking	Global Markets	GWIM	All Other (1)

Net interest income (2)	$24,761	$3,659	$10,308	$2,376	$5,553	$3,396	$2,946	$(3,477)
Noninterest income	44,405	3,248	4,538	7,308	7,745	7,955	5,613	7,998

Total revenue, net of interest expense	69,166	6,907	14,846	9,684	13,298	11,351	8,559	4,521

Provision for credit losses	26,755	187	16,182	6,098	4,432	50	492	(686)
Noninterest expense	34,022	5,008	4,053	5,479	4,747	5,615	6,594	2,526

Income (loss) before income taxes	8,389	1,712	(5,389)	(1,893)	4,119	5,686	1,473	2,681
Income tax expense (benefit) (2)	918	606	(1,895)	(670)	1,460	1,874	522	(979)

Net income (loss)	$7,471	$1,106	$(3,494)	$(1,223)	$2,659	$3,812	$951	$3,660

Average
Total loans and leases	$980,035	n/m	$224,391	$129,110	$327,074	n/m	$106,117	$163,770
Total assets (3)	2,469,452	$422,756	241,285	226,161	393,483	$692,593	258,260	n/m
Total deposits	969,516	397,454	n/m	n/m	197,981	n/m	231,853	108,757
Allocated equity	235,855	23,530	41,249	15,118	58,490	29,139	17,918	50,411

Period end
Total loans and leases	$942,248	n/m	$215,904	$131,120	$314,512	n/m	$100,878	$153,008
Total assets (3)	2,254,394	$448,200	231,986	234,388	381,123	$571,761	232,913	n/m
Total deposits	970,742	423,192	n/m	n/m	201,207	n/m	206,296	106,127

	Six Months Ended June 30, 2008
	Total Corporation	Deposits	Global Card Services (1)	Home Loans & Insurance	Global Banking	Global Markets	GWIM	All Other (1)

Net interest income (2)	$21,228	$5,136	$9,331	$1,170	$4,863	$2,332	$2,167	$(3,771)
Noninterest income	16,869	3,352	6,099	1,414	3,491	(1,795)	2,070	2,238

Total revenue, net of interest expense	38,097	8,488	15,430	2,584	8,354	537	4,237	(1,533)

Provision for credit losses	11,840	195	8,711	3,846	926	(39)	362	(2,161)
Noninterest expense	18,922	4,516	4,572	1,470	3,494	1,680	2,555	635

Income (loss) before income taxes	7,335	3,777	2,147	(2,732)	3,934	(1,104)	1,320	(7)
Income tax expense (benefit) (2)	2,715	1,414	746	(1,011)	1,478	(413)	495	6

Net income (loss)	$4,620	$2,363	$1,401	$(1,721)	$2,456	$(691)	$825	$(13)

Average
Total loans and leases	$877,150	n/m	$236,738	$89,218	$310,603	n/m	$86,609	$125,695
Total assets (3)	1,759,770	$365,798	259,807	102,217	372,994	$445,251	161,016	n/m
Total deposits	786,813	338,358	n/m	n/m	165,232	n/m	152,808	105,109
Allocated equity	158,078	24,600	38,716	3,106	48,099	11,786	11,673	20,098

Period end
Total loans and leases	$870,464	n/m	$240,617	$92,064	$322,675	n/m	$88,172	$95,826
Total assets (3)	1,716,875	$363,326	263,253	103,765	386,525	$388,451	167,197	n/m
Total deposits	784,764	336,136	n/m	n/m	173,576	n/m	158,228	$93,418

(1)	Global Card Services is presented on a managed basis with a corresponding offset recorded in All Other.
(2)	Fully taxable-equivalent basis
(3)	Total assets include asset allocations to match liabilities (i.e., deposits).

n/m = not meaningful

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	15

Bank of America Corporation and Subsidiaries

Deposits Segment Results (1)

(Dollars in millions)

	Six Months Ended June 30		Second Quarter 2009	First Quarter 2009	Fourth Quarter 2008	Third Quarter 2008	Second Quarter 2008

	2009	2008
Net interest income (2)	$3,659	$5,136	$1,748	$1,911	$2,984	$2905	$2,625
Noninterest income:
Service charges	3,252	3,306	1,749	1,503	1,676	1,821	1,742
All other income (loss)	(4)	46	(2)	(2)	11	11	33

Total noninterest income	3,248	3,352	1,747	1,501	1,687	1,832	1,775

Total revenue, net of interest expense	6,907	8,488	3,495	3,412	4,671	4,737	4,400

Provision for credit losses	187	195	96	91	107	98	89
Noninterest expense	5,008	4,516	2,649	2,359	2,238	2,119	2,324

Income before income taxes	1,712	3,777	750	962	2,326	2,520	1,987
Income tax expense (2)	606	1,414	245	361	735	950	749

Net income	$1,106	$2,363	$505	$601	$1,591	$1,570	$1,238

Net interest yield (2)	1.86%	3.10%	1.69%	2.06%	3.23%	3.13%	3.18%
Return on average equity	9.47	19.31	8.58	10.39	25.85	25.92	20.30
Efficiency ratio (2)	72.50	53.21	75.80	69.12	47.92	44.74	52.82

Balance sheet

Average
Total earning assets (3)	$396,248	$333,671	$415,798	$376,481	$367,631	$369,121	$331,886
Total assets (3)	422,756	365,798	442,419	402,874	394,426	394,718	364,444
Total deposits	397,454	338,358	417,114	377,575	378,951	379,071	337,253
Allocated equity	23,530	24,600	23,576	23,484	24,493	24,088	24,520

Period end
Total earning assets (3)	$421,996	$334,671	$421,996	$390,782	$364,557	$371,772	$334,671
Total assets (3)	448,200	363,326	448,200	417,123	391,698	398,938	363,326
Total deposits	423,192	336,136	423,192	391,604	376,974	383,078	336,136

(1)	Deposits includes the net impact of migrating customers and their related deposit balances between Global Wealth & Investment Management (GWIM) and Deposits. After migration, the associated net interest income, service charges and noninterest expense are recorded in the appropriate segment.
(2)	Fully taxable-equivalent basis
(3)	Total earning assets and total assets include asset allocations to match liabilities (i.e., deposits).

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	16

Bank of America Corporation and Subsidiaries

Deposits Key Indicators

(Dollars in millions, except as noted)

	Six Months Ended June 30		Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
	2009	2008	2009	2009	2008	2008	2008
Average deposit balances
Checking	$130,996	$127,047	$135,837	$126,101	$124,625	$125,844	$128,240
Savings	31,034	29,460	32,488	29,564	28,687	29,392	30,092
MMS	85,025	68,066	91,537	78,441	80,677	80,364	69,772
CDs and IRAs	146,777	110,953	153,358	140,123	141,895	139,628	106,153
Foreign and other	3,622	2,832	3,894	3,346	3,067	3,843	2,996

Total average deposit balances	$397,454	$338,358	$417,114	$377,575	$378,951	$379,071	$337,253

Total balances migrated to (from) GWIM	$(40,480)	$12,662	$(34,340)	$(6,140)	$4,542	$3,272	$5,631

Deposit spreads (excludes noninterest costs)
Checking	4.12%	4.21%	4.07%	4.18%	4.25%	4.23%	4.15%
Savings	3.88	3.79	3.87	3.89	3.82	3.80	3.70
MMS	0.23	1.42	0.55	(0.14)	0.91	1.15	1.30
CDs and IRAs	0.07	0.47	0.05	0.09	0.26	0.14	0.40
Foreign and other	3.44	3.56	3.36	3.54	3.76	3.72	3.62
Total deposit spreads	1.75	2.36	1.78	1.71	1.99	2.01	2.31

Net new retail checking (units in thousands)	394	1,231	176	218	130	823	674

Online banking (end of period)
Active accounts (units in thousands)	29,196	25,299	29,196	29,515	28,854	28,636	25,299
Active billpay accounts (units in thousands)	16,000	13,269	16,000	16,031	15,861	15,732	13,269

Bank of America has the largest active online banking customer base with 29.2 million subscribers.

Bank of America uses a strict Active User standard - customers must have used our online services within the last 90 days.

16.0 million active bill pay users paid $79.6 billion worth of bills this quarter. The number of customers who sign up and use Bank of America’s Bill Pay Service continues to surpass that of any other financial institution.

Currently, approximately 330 companies are presenting 39.1 million e-bills per quarter.

Certain prior period amounts have been reclassified to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	17

Bank of America Corporation and Subsidiaries

Global Card Services Segment Results (1)

(Dollars in millions)

	Six Months Ended June 30		Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
	2009	2008	2009	2009	2008	2008	2008
Net interest income (2)	$10,308	$9,331	$5,049	$5,259	$5,302	$4,922	$4,742
Noninterest income:
Card income	4,279	5,275	2,164	2,115	2,469	2,290	2,554
All other income	259	824	124	135	239	534	204

Total noninterest income	4,538	6,099	2,288	2,250	2,708	2,824	2,758

Total revenue, net of interest expense	14,846	15,430	7,337	7,509	8,010	7,746	7,500

Provision for credit losses (3)	16,182	8,711	7,741	8,441	5,851	5,602	4,259
Noninterest expense	4,053	4,572	1,976	2,077	2,177	2,404	2,375

Income (loss) before income taxes	(5,389)	2,147	(2,380)	(3,009)	(18)	(260)	866
Income tax expense (benefit) (2)	(1,895)	746	(762)	(1,133)	(61)	(89)	284

Net income (loss)	$(3,494)	$1,401	$(1,618)	$(1,876)	$43	$(171)	$582

Net interest yield (2)	9.27%	7.91%	9.20%	9.34%	9.03%	8.15%	7.97%
Return on average equity	n/m	7.28	n/m	n/m	0.42	n/m	6.01
Efficiency ratio (2)	27.30	29.63	26.93	27.66	27.19	31.04	31.67

Balance sheet

Average
Total loans and leases	$224,391	$236,738	$220,365	$228,461	$233,427	$239,951	$238,918
Total earning assets	224,274	237,145	220,133	228,460	233,513	240,298	239,413
Total assets	241,285	259,807	236,017	246,611	253,455	261,798	261,456
Allocated equity	41,249	38,716	42,118	40,370	40,295	39,008	38,978

Period end
Total loans and leases	$215,904	$240,617	$215,904	$221,984	$233,040	$235,998	$240,617
Total earning assets	215,633	240,994	215,633	221,794	233,094	236,157	240,994
Total assets	231,986	263,253	231,986	238,410	252,684	256,885	263,253

(1)	Presented on a managed basis. (See Exhibit A: Non-GAAP Reconciliations - Global Card Services - Reconciliation on page 45).
(2)	Fully taxable-equivalent basis
(3)	Represents provision for credit losses on held loans combined with realized credit losses associated with the securitized loan portfolio.

n/m = not meaningful

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	18

Bank of America Corporation and Subsidiaries

Global Card Services Key Indicators

(Dollars in millions)

	Six Months Ended June 30		Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
	2009	2008	2009	2009	2008	2008	2008
Credit Card Data (1)

Loans
Average
Held credit card outstandings	$73,167	$78,370	$70,546	$75,818	$82,117	$80,489	$78,221
Securitization impact	102,357	106,306	102,046	102,672	99,116	105,919	107,438

Managed credit card outstandings	$175,524	$184,676	$172,592	$178,490	$181,233	$186,408	$185,659

Period end
Held credit card outstandings	$69,377	$78,642	$69,377	$67,960	$81,274	$81,350	$78,642
Securitization impact	100,438	108,520	100,438	105,392	100,960	102,048	108,520

Managed credit card outstandings	$169,815	$187,162	$169,815	$173,352	$182,234	$183,398	$187,162

Credit Quality
Charge-offs $
Held net charge-offs	$3,676	$2,064	$2,064	$1,612	$1,406	$1,242	$1,108
Securitization impact	5,165	3,059	2,983	2,182	1,857	1,754	1,643

Managed credit card net losses	$8,841	$5,123	$5,047	$3,794	$3,263	$2,996	$2,751

Charge-offs %
Held net charge-offs	10.13%	5.29%	11.74%	8.62%	6.82%	6.14%	5.69%
Securitization impact	0.03	0.29	(0.01)	—	0.34	0.26	0.27

Managed credit card net losses	10.16%	5.58%	11.73%	8.62%	7.16%	6.40%	5.96%

30+ Delinquency $
Held delinquency	$5,221	$4,121	$5,221	$5,365	$5,324	$4,675	$4,121
Securitization impact	7,748	6,226	7,748	8,246	6,844	6,126	6,226

Managed delinquency	$12,969	$10,347	$12,969	$13,611	$12,168	$10,801	$10,347

30+ Delinquency %
Held delinquency	7.53%	5.24%	7.53%	7.90%	6.55%	5.75%	5.24%
Securitization impact	0.11	0.29	0.11	(0.05)	0.13	0.14	0.29

Managed delinquency	7.64%	5.53%	7.64%	7.85%	6.68%	5.89%	5.53%

90+ Delinquency $
Held delinquency	$2,894	$2,109	$2,894	$2,816	$2,565	$2,330	$2,109
Securitization impact	4,263	3,169	4,263	4,106	3,185	2,958	3,169

Managed delinquency	$7,157	$5,278	$7,157	$6,922	$5,750	$5,288	$5,278

90+ Delinquency %
Held delinquency	4.17%	2.68%	4.17%	4.14%	3.16%	2.87%	2.68%
Securitization impact	0.04	0.14	0.04	(0.15)	—	0.01	0.14

Managed delinquency	4.21%	2.82%	4.21%	3.99%	3.16%	2.88%	2.82%

Other Global Card Services Key Indicators

Managed credit card data
Gross interest yield	11.51%	11.68%	11.33%	11.68%	11.87%	11.52%	11.44%
Risk adjusted margin	2.94	6.56	1.28	4.56	6.38	6.67	6.30
New account growth (in thousands)	2,188	5,279	958	1,230	1,432	1,765	2,665
Purchase volumes	$100,000	$124,278	$51,944	$48,056	$56,585	$62,662	$64,457

Debit Card Data
Debit purchase volumes	$106,291	$104,329	$55,158	$51,133	$52,925	$53,252	$54,268

(1)	Credit Card includes U.S, Europe and Canada consumer credit card. Does not include business card, debit card and consumer lending.

Certain prior period amounts have been reclassified to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	19

Bank of America Corporation and Subsidiaries

Home Loans & Insurance Segment Results

(Dollars in millions; except as noted)

	Six Months Ended June 30		Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
	2009	2008	2009	2009	2008	2008	2008
Net interest income (1)	$2,376	$1,170	$1,197	$1,179	$1,006	$1,135	$620
Noninterest income:
Mortgage banking income	6,040	1,064	2,637	3,403	1,603	1,755	409
Insurance income	1,134	201	553	581	646	569	113
All other income	134	149	74	60	(2)	15	119

Total noninterest income	7,308	1,414	3,264	4,044	2,247	2,339	641

Total revenue, net of interest expense	9,684	2,584	4,461	5,223	3,253	3,474	1,261

Provision for credit losses	6,098	3,846	2,726	3,372	1,623	818	2,034
Noninterest expense	5,479	1,470	2,829	2,650	2,752	2,741	732

Loss before income taxes	(1,893)	(2,732)	(1,094)	(799)	(1,122)	(85)	(1,505)
Income tax benefit (1)	(670)	(1,011)	(369)	(301)	(438)	(31)	(557)

Net loss	$(1,223)	$(1,721)	$(725)	$(498)	$(684)	$(54)	$(948)

Net interest yield (1)	2.51%	2.39%	2.43%	2.60%	2.31%	3.05%	2.47%
Efficiency ratio (1)	56.58	56.91	63.41	50.74	84.59	78.90	58.02

Balance sheet

Average
Total loans and leases	$129,110	$89,218	$131,509	$126,685	$122,065	$122,034	$91,199
Total earning assets	190,945	98,327	197,758	184,056	173,152	148,209	101,109
Total assets	226,161	102,217	232,194	220,061	204,826	179,998	104,539
Allocated equity	15,118	3,106	15,827	14,403	15,478	16,236	3,342

Period end
Total loans and leases	$131,120	$92,064	$131,120	$131,332	$122,947	$122,975	$92,064
Total earning assets	197,528	100,910	197,528	184,136	175,609	167,338	100,910
Total assets	234,388	103,765	234,388	221,547	205,046	178,956	103,765

Period end (in billions)
Mortgage servicing portfolio (2)	$2,111.9	$540.8	$2,111.9	$2,112.8	$2,057.3	$2,026.2	$540.8

(1)	Fully taxable-equivalent basis
(2)	Servicing of residential mortgage loans, home equity lines of credit, home equity loans and discontinued real estate mortgage loans.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	20

Bank of America Corporation and Subsidiaries

Home Loans & Insurance Key Indicators

(Dollars in millions, except as noted)

	Six Months Ended June 30				Second Quarter		First Quarter		Fourth Quarter		Third Quarter		Second Quarter
	2009		2008		2009		2009		2008		2008		2008
Mortgage servicing rights at fair value rollforward:
Beginning balance	$12,733		$3,053		$14,096		$12,733		$20,811		$4,250		$3,163
Countrywide balance, July 1, 2008	—		—		—		—		—		17,188		—
Merrill Lynch balance, January 1, 2009	209		—		—		209		—		—		—
Additions	2,966		1,035		1,717		1,249		677		875		669
Impact of customer payments	(1,988)		(430)		(803)		(1,185)		(1,458)		(1,425)		(233)
Other changes in MSR	4,615		592		3,525		1,090		(7,297)		(77)		651

Ending balance	$18,535		$4,250		$18,535		$14,096		$12,733		$20,811		$4,250

Capitalized mortgage servicing rights
(% of loans serviced)	109	bps	145	bps	109	bps	83	bps	77	bps	126	bps	145	bps
Mortgage loans serviced for investors (in billions)	$1,703		$292		$1,703		$1,699		$1,654		$1,654		$292

Loan production:
Home Loans & Insurance
First mortgage	$183,154		$36,559		$104,082		$79,072		$42,761		$49,625		$18,515
Home equity	5,843		22,818		2,920		2,923		3,920		5,260		8,997
Total Corporation
First mortgage	195,863		44,360		$110,645		85,218		44,611		51,539		22,438
Home equity	7,688		28,141		3,650		4,038		5,326		7,023		11,500

Mortgage banking income
Production income	$3,288		$679		$1,651		$1,637		$691		$749		$283
Servicing income:
Servicing fees and ancillary income	3,032		515		1,515		1,517		1,487		1,526		266
Impact of customer payments	(1,978)		(430)		(793)		(1,185)		(1,458)		(1,425)		(233)
Fair value changes of MSRs, net of economic hedge results	1,439		300		138		1,301		783		823		93
Other servicing-related revenue	259		—		126		133		100		82		—

Total net servicing income	2,752		385		986		1,766		912		1,006		126

Total Home Loans & Insurance mortgage banking income	6,040		1,064		2,637		3,403		1,603		1,755		409
Other business segment mortgage banking income (loss)	(199)		(174)		(110)		(89)		(80)		(81)		30

Total consolidated mortgage banking income	$5,841		$890		$2,527		$3,314		$1,523		$1,674		$439

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	21

Bank of America Corporation and Subsidiaries

Global Banking Segment Results

(Dollars in millions)

	Six Months Ended June 30		Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
	2009	2008	2009	2009	2008	2008	2008
Net interest income (1)	$5,553	$4,863	$2,738	$2,815	$3,100	$2,734	$2,517
Noninterest income:
Service charges	1,851	1,580	909	942	809	820	824
Investment banking income	1,436	740	792	644	422	252	385
All other income (loss)	4,458	1,171	4,219	239	(328)	428	729

Total noninterest income	7,745	3,491	5,920	1,825	903	1,500	1,938

Total revenue, net of interest expense	13,298	8,354	8,658	4,640	4,003	4,234	4,455

Provision for credit losses	4,432	926	2,584	1,848	1,402	802	400
Noninterest expense	4,747	3,494	2,232	2,515	1,113	1,767	1,747

Income before income taxes	4,119	3,934	3,842	277	1,488	1,665	2,308
Income tax expense (1)	1,460	1,478	1,355	105	378	621	875

Net income	$2,659	$2,456	$2,487	$172	$1,110	$1,044	$1,433

Net interest yield (1)	3.32%	3.09%	3.30%	3.35%	3.61%	3.32%	3.15%
Return on average equity	9.17	10.27	16.50	1.23	8.34	8.36	11.85
Efficiency ratio (1)	35.70	41.82	25.78	54.21	27.83	41.73	39.24

Balance sheet

Average
Total loans and leases	$327,074	$310,603	$323,217	$330,974	$331,115	$320,813	$315,282
Total earning assets	336,832	316,941	332,589	341,122	341,453	327,517	321,385
Total assets	393,483	372,994	389,387	397,625	396,406	383,913	378,233
Total deposits	197,981	165,232	199,879	196,061	198,246	176,570	169,738
Allocated equity	58,490	48,099	60,455	56,503	52,941	49,644	48,634

Period end
Total loans and leases	$314,512	$322,675	$314,512	$323,407	$328,574	$326,970	$322,675
Total earning assets	323,743	329,265	323,743	333,226	338,913	338,405	329,265
Total assets	381,123	386,525	381,123	387,410	393,430	396,448	386,525
Total deposits	201,207	173,576	201,207	194,864	214,755	194,462	173,576

(1) Fully taxable-equivalent basis

Components of Investment Banking Income
(Dollars in millions)
	Six Months Ended June 30		Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
	2009	2008	2009	2009	2008	2008	2008
Investment banking income
Advisory (1)	$621	$253	$292	$329	$184	$109	$160
Debt issuance	1,599	828	944	655	379	332	496
Equity issuance	665	350	508	157	224	50	110

Total Global Markets and Investment Banking	2,885	1,431	1,744	1,141	787	491	766
Other (2)	(184)	(260)	(98)	(86)	(169)	(17)	(71)

Total investment banking income	$2,701	$1,171	$1,646	$1,055	$618	$474	$695

(1)	Advisory includes fees on debt and equity advisory and merger and acquisitions.
(2)	Represents the offset to fees paid on the Corporation’s own issuances.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	22

Bank of America Corporation and Subsidiaries

Global Banking Key Indicators

(Dollars in millions)

	Six Months Ended June 30		Second Quarter 2009	First Quarter 2009	Fourth Quarter 2008	Third Quarter 2008	Second Quarter 2008
	2009	2008
Global Banking revenue, net of interest expense
Global commercial banking	$9,480	$5,637	$6,692	$2,788	$2,861	$2,865	$2,923
Global corporate and investment banking	3,818	2,717	1,966	1,852	1,142	1,369	1,532

Total revenue, net of interest expense (1)	$13,298	$8,354	$8,658	$4,640	$4,003	$4,234	$4,455

Global Banking revenue, net of interest expense - by service segment
Business lending	$4,748	$3,769	$2,317	$2,431	$2,191	$2,020	$2,155
Treasury services	7,278	4,258	5,505	1,773	2,152	2,105	2,018
Investment banking related (2)	1,272	327	836	436	(340)	109	282

Total revenue, net of interest expense (1)	$13,298	$8,354	$8,658	$4,640	$4,003	$4,234	$4,455

Global Banking average deposit balances
Global commercial banking	$123,514	$104,041	$127,133	$119,853	$118,415	$107,142	$107,944
Global corporate and investment banking	74,467	61,191	72,746	76,208	79,831	69,428	61,794

Total	$197,981	$165,232	$199,879	$196,061	$198,246	$176,570	$169,738

Interest-bearing	$82,773	$86,456	$79,060	$86,527	$100,259	$89,217	$88,130
Noninterest-bearing	115,208	78,776	120,819	109,534	97,987	87,353	81,608

Total	$197,981	$165,232	$199,879	$196,061	$198,246	$176,570	$169,738

Global Banking loan spreads
Global commercial banking	1.90%	1.75%	1.96%	1.83%	1.85%	1.74%	1.71%
Global corporate and investment banking	1.54	0.65	1.56	1.54	1.17	0.72	0.64
Provision for credit losses
Global commercial banking	$3,549	$941	$1,992	$1,557	$1,037	$671	$449
Global corporate and investment banking	883	(15)	592	291	365	131	(49)

Total provision for credit losses	$4,432	$926	$2,584	$1,848	$1,402	$802	$400

Credit quality (3, 4)
Reservable utilized criticized exposure
Global commercial banking	$38,648	$19,907	$38,648	$33,465	$27,225	$23,020	$19,907
	16.88%	8.76%	16.88%	14.36%	11.63%	9.93%	8.76%
Global corporate and investment banking	$12,034	$4,426	$12,034	$9,995	$7,292	$5,782	$4,426
	10.59%	3.69%	10.59%	8.45%	5.91%	4.63%	3.69%

Total reservable utilized criticized exposure	$50,682	$24,333	$50,682	$43,460	$34,517	$28,802	$24,333
	14.79%	7.01%	14.79%	12.37%	9.66%	8.07%	7.01%
Nonperforming assets
Global commercial banking	$9,357	$3,639	$9,357	$8,077	$5,643	$4,335	$3,639
	4.24%	1.61%	4.24%	3.60%	2.50%	1.93%	1.61%
Global corporate and investment banking	$1,346	$191	$1,346	$879	$736	$444	$191
	1.43%	0.20%	1.43%	0.88%	0.71%	0.43%	0.20%

Total nonperforming assets	$10,703	$3,830	$10,703	$8,956	$6,379	$4,779	$3,830
	3.40%	1.19%	3.40%	2.77%	1.94%	1.46%	1.19%
Average loans and leases by product
Commercial - domestic	$169,583	$158,511	$164,673	$174,548	$175,260	$163,886	$161,013
Commercial real estate	63,576	59,601	64,609	62,532	61,395	60,196	59,909
Commercial lease financing	24,262	24,276	24,208	24,316	24,324	24,574	24,287
Commercial - foreign	26,946	26,799	27,051	26,840	28,546	28,429	27,895
Direct/Indirect consumer	41,217	39,554	41,233	41,201	40,144	42,205	40,344
Other	1,490	1,864	1,443	1,537	1,446	1,523	1,834

Total average loans and leases	$327,074	$310,603	$323,217	$330,974	$331,115	$320,813	$315,282

(1) Total Global Banking revenue, net of interest expense	$13,298	$8,354	$8,658	$4,640	$4,003	$4,234	$4,455
Less: Fair value option revenue share	104	5	242	(138)	(291)	(13)	61
Less: Impact of credit mitigation	(121)	64	(121)	—	221	24	(5)

Global banking revenues, net of interest expense excluding fair value option revenue share and credit mitigation	$13,315	$8,285	$8,537	$4,778	$4,073	$4,223	$4,399

(2)	Includes revenue and loss sharing with Global Markets for certain activities and positions.
(3)	Criticized exposure corresponds to the Special Mention, Substandard and Doubtful asset categories defined by regulatory authorities. The reservable criticized exposure is on an end-of-period basis and is also shown as a percentage of total reservable commercial utilized credit exposure, including loans and leases, standby letters of credit, financial guarantees, commercial letters of credit and bankers’ acceptances.
(4)	Nonperforming assets are on an end-of-period basis and defined as nonperforming loans and leases plus foreclosed properties. The nonperforming ratio is nonperforming assets divided by commercial loans and leases plus commercial foreclosed properties.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 include the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	23

Bank of America Corporation and Subsidiaries

Investment Banking Product Rankings

	Six months ended June 30, 2009
	Global		U.S.
	Product Ranking	Market Share	Product Ranking	Market Share
High-yield corporate debt	1	16%	1	20%
Leveraged loans	1	14	1	19
Mortgage-backed securities	1	20	1	23
Asset-backed securities	2	11	3	13
Convertible debt	5	8	3	14
Common stock underwriting	5	6	4	12
Investment grade corporate debt	4	6	3	14
Syndicated loans	5	6	2	20
Net investment banking revenue	3	7	2	12
Announced mergers and acquisitions	5	18	5	37
Equity capital markets	4	7	4	12
Debt capital markets	3	6	2	14

Source: Dealogic data. Rankings based on deal volumes except for investment banking revenue rankings which reflect fees. Mergers and acquisition fees included in investment banking revenues reflect 10 percent fee credit at announcement and 90 percent fee credit at completion as per Dealogic . Mergers and acquisitions volume rankings are for announced transactions and provide credit only to the investment bank advising the parent company that is domiciled within that region. Each advisor receives full credit for the deal amount unless advising a minority stakeholder.

Highlights

Global top 3 rankings in:

High-yield corporate debt	Asset-backed securities
Leveraged loans	Debt capital markets
Mortgage-backed securities

U.S. top 3 rankings in:

High-yield corporate debt	Convertible debt
Leveraged loans	Investment grade corporate debt
Mortgage-backed securities	Syndicated loans
Asset-backed securities	Debt capital markets

Figures above include self-led transactions. Excluding self-led deals, global and U.S. asset-backed securities rankings were #1, U.S. investment grade corporate debt ranking was #2, global net investment banking revenue ranking was #2, and U.S. announced mergers and acquisitions ranking was #4, according to Dealogic data.

Information for periods beginning January 1, 2009 includes the Merrill Lynch acquisition.

This information is preliminary and based on company data available at the time of the presentation.	24

Bank of America Corporation and Subsidiaries

Global Markets Segment Results

(Dollars in millions)

	Six Months Ended June 30		Second Quarter 2009	First Quarter 2009	Fourth Quarter 2008	Third Quarter 2008	Second Quarter 2008
	2009	2008
Net interest income (1)	$3,396	$2,332	$1,507	$1,889	$1,528	$1,285	$1,197
Noninterest income:
Investment and brokerage services	1,415	406	831	584	150	195	186
Investment banking income	1,306	690	821	485	365	240	380
Trading account profits (losses)	6,935	(1,419)	2,014	4,921	(3,891)	(499)	183
All other income (loss)	(1,701)	(1,472)	(721)	(980)	(2,717)	(1,072)	(568)

Total noninterest income (loss)	7,955	(1,795)	2,945	5,010	(6,093)	(1,136)	181

Total revenue, net of interest expense	11,351	537	4,452	6,899	(4,565)	149	1,378
Provision for credit losses	50	(39)	(1)	51	13	(24)	(38)
Noninterest expense	5,615	1,680	2,559	3,056	1,105	1,120	951

Income (loss) before income taxes	5,686	(1,104)	1,894	3,792	(5,683)	(947)	465
Income tax expense (benefit) (1)	1,874	(413)	517	1,357	(2,043)	(352)	167

Net income (loss)	$3,812	$(691)	$1,377	$2,435	$(3,640)	$(595)	$298

Return on average equity	26.38%	n/m	17.81%	36.26%	n/m	n/m	9.90%
Efficiency ratio (1)	49.46	n/m	57.46	44.30	n/m	n/m	69.04
Sales and trading revenue
Fixed income, currency and commodities	$7,488	$(1,142)	$2,685	$4,803	$(5,825)	$(653)	$661
Equity income	2,614	583	1,165	1,449	(17)	176	276

Total sales and trading revenue (2)	$10,102	$(559)	$3,850	$6,252	$(5,842)	$(477)	$937

Balance sheet
Average
Total trading-related assets (3)	$520,339	$345,118	$503,688	$537,176	$315,125	$347,088	$332,748
Total market-based earning assets	482,356	381,048	475,761	489,024	311,782	370,146	367,193
Total earning assets	493,789	386,286	485,151	502,524	317,636	375,009	372,510
Total assets	692,593	445,251	670,703	714,726	390,274	430,539	429,854
Allocated equity	29,139	11,786	31,022	27,235	15,156	12,035	12,088
Period end
Total trading-related assets (3)	$434,967	$299,828	$434,967	$440,839	$244,174	$275,703	$299,828
Total market-based earning assets	400,534	329,394	400,534	381,087	237,618	282,475	329,394
Total earning assets	408,942	334,700	408,942	392,324	243,275	288,107	334,700
Total assets	571,761	388,451	571,761	583,416	306,693	350,326	388,451
Trading-related assets (average)
Trading account securities	$204,005	$184,390	$190,524	$217,636	$167,463	$186,455	$180,540
Reverse repurchases	137,784	53,405	139,358	136,192	53,193	62,767	51,257
Securities borrowed	69,925	72,290	72,078	67,749	42,580	62,982	65,741
Derivative assets	108,625	35,034	101,728	115,599	51,889	34,884	35,210

Total trading-related assets (3)	$520,339	$345,119	$503,688	$537,176	$315,125	$347,088	$332,748

(1) Fully taxable-equivalent basis
(2) Sales and trading revenue represents total Global Markets revenue, net of interest expense as adjusted by the following items:
Total Global Markets revenue, net of interest expense	$11,351	$537	$4,452	$6,899	$(4,565)	$149	$1,378
Investment banking income	(1,306)	(690)	(821)	(485)	(365)	(240)	(380)
Fair value option net interest income	(135)	(56)	(70)	(65)	(43)	(31)	(25)
Revenue (loss) shared	139	(350)	269	(130)	(869)	(131)	(36)
(Gain) loss on sale of prime brokerage business	53	—	20	33	—	(224)	—

Total sales and trading revenue	$10,102	$(559)	$3,850	$6,252	$(5,842)	$(477)	$937

(3) Includes assets which are not considered earning assets (i.e. derivative assets).
n/m = not meaningful

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	25

Bank of America Corporation and Subsidiaries

Off-Balance Sheet Special Purpose Entities Liquidity Exposure

(Dollars in millions)

	June 30, 2009
	VIEs (1)	QSPEs (2)	Total
Commercial paper conduits:
Multi-seller conduits	$34,825	$—	$34,825
Asset acquisition conduits	1,391	—	1,391
Home equity securitizations	—	13,377	13,377
Municipal bond trusts	3,545	8,421	11,966
Collateralized debt obligation vehicles (3)	4,749	—	4,749
Credit-linked note and other vehicles	3,976	—	3,976
Customer conduits	669	—	669
Credit card securitizations	—	946	946

Total liquidity exposure (4)	$49,155	$22,744	$71,899

	March 31, 2009
	VIEs (1)	QSPEs (2)	Total
Commercial paper conduits:
Multi-seller conduits	$39,919	$—	$39,919
Asset acquisition conduits	1,312	—	1,312
Other corporate conduits (5)	—	1,233	1,233
Home equity securitizations	—	12,791	12,791
Municipal bond trusts	3,591	8,904	12,495
Collateralized debt obligation vehicles (3)	8,112	—	8,112
Credit-linked note and other vehicles	2,946	—	2,946
Customer conduits	1,482	—	1,482
Credit card securitizations	—	946	946

Total liquidity exposure (4)	$57,362	$23,874	$81,236

(1)	Variable interest entities (VIEs) are special purpose entities (SPEs) which lack sufficient equity at risk or whose equity investors do not have a controlling financial interest. In accordance with Financial Accounting Standards Board (FASB) Interpretation No. 46 (Revised December 2003), “Consolidation of Variable Interest Entities, an interpretation of ARB No. 51” (FIN 46R), a VIE is consolidated by the party known as the primary beneficiary that will absorb the majority of the expected losses or expected residual returns of the VIEs or both. For example, an entity that holds a majority of the subordinated debt or equity securities issued by a VIE, or protects other investors from loss through a guarantee or similar arrangement, may have to consolidate the VIE. The assets and liabilities of consolidated VIEs are recorded on the Corporation’s balance sheet.
(2)	Qualifying special purposes entities (QSPEs) are SPEs whose activities are strictly limited to holding and servicing financial assets and meet the requirements set forth in SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities – a replacement of FASB Statement No. 125” (SFAS 140). QSPEs are generally not required to be consolidated by any party. This table includes only those QSPEs to which we have liquidity exposure.
(3)	Includes collateralized debt obligation exposure before writedowns or insurance.
(4)	Merrill Lynch related exposures as of June 30, 2009 were: $6.5 billion municipal bond trusts, $4.7 billion collateralized debt obligation vehicles, $4.0 billion in credit-linked note and other vehicles and $162 million in customer conduits. At March 31, 2009 these exposures were: $8.1 billion collateralized debt obligation vehicles, $6.6 billion municipal bond trusts, $2.9 billion in credit-linked note and other vehicles and $568 million in customer conduits.
(5)	The other corporate conduit exposure was liquidated during second quarter of 2009.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	26

Bank of America Corporation and Subsidiaries

Super Senior Collateralized Debt Obligation Exposure

(Dollars in millions)

	June 30, 2009
	Subprime (1)	Purchased Securities	Total Subprime	Non- Subprime (2)	Total
Unhedged	$670	$1,241	$1,911	$1,558	$3,469
Hedged (3)	1,044	—	1,044	768	1,812

Total	$1,714	$1,241	$2,955	$2,326	$5,281

(1)	Classified as subprime when subprime consumer real estate loans make up at least 35 percent of the ultimate underlying collateral’s original net exposure value.
(2)	Includes highly rated collateralized loan obligations and commercial mortgage-backed securities super senior exposure.
(3)	Hedged amounts are presented at carrying value before consideration of the insurance.

Credit Default Swaps with Monoline Financial Guarantors

(Dollars in millions)

	June 30, 2009
	Super Senior CDOs	Other Guaranteed Positions	Total
Notional	$5,573	$44,899	$50,472

Mark-to-market or guarantor receivable	$4,168	$11,270	$15,438
Credit valuation adjustment	(2,867)	(5,729)	(8,596)

Total	$1,301	$5,541	$6,842

Credit valuation adjustment %	69%	51%	56%

(Writedowns) gains during the three months ended June 30, 2009	$(353)	$223	$(130)

Writedowns during the six months ended June 30, 2009	(612)	(737)	(1,349)

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	27

Bank of America Corporation and Subsidiaries

Unhedged Subprime Super Senior Collateralized Debt Obligation Carrying Values (1)

(Dollars in millions)

	June 30, 2009
	Subprime Net Exposure	Carrying Value as a Percent of Original Net Exposure	Subprime Content of Collateral (2)	Vintage of Subprime Collateral
				Percent in 2006/2007 Vintages	Percent in 2005/Prior Vintages
Mezzanine super senior liquidity commitments	$87	4%	100%	86%	14%
Other super senior exposure
High grade	289	26	64	11	89
Mezzanine	288	17	37	79	21
CDO-squared	6	1	100	100	—

Total other super senior	583

Total super senior	$670	13

Purchased securities from liquidated CDOs	1,241	21	35	25	75

Total	$1,911	17

(1)	Classified as subprime when subprime consumer real estate loans make up at least 35 percent of the ultimate underlying collateral’s original net exposure value.
(2)	Based on current net exposure value.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	28

Bank of America Corporation and Subsidiaries

Global Wealth & Investment Management Segment Results (1)

(Dollars in millions, except as noted)

	Six Months Ended June 30		Second Quarter 2009	First Quarter 2009	Fourth Quarter 2008	Third Quarter 2008	Second Quarter 2008
	2009	2008
Net interest income (2)	$2,946	$2,167	$1,291	$1,655	$1,343	$1,265	$1,149
Noninterest income:
Investment and brokerage services	4,540	2,176	2,230	2,310	880	1,002	1,095
All other income (loss)	1,073	(106)	675	398	(238)	(703)	51

Total noninterest income	5,613	2,070	2,905	2,708	642	299	1,146

Total revenue, net of interest expense	8,559	4,237	4,196	4,363	1,985	1,564	2,295
Provision for credit losses	492	362	238	254	152	150	119
Noninterest expense	6,594	2,555	3,304	3,290	1,069	1,286	1,244

Income before income taxes	1,473	1,320	654	819	764	128	932
Income tax expense (2)	522	495	213	309	236	51	351

Net income	$951	$825	$441	$510	$528	$77	$581

Net interest yield (2)	2.67%	2.88%	2.54%	2.77%	3.03%	3.09%	2.96%
Return on average equity	10.70	14.21	9.45	12.09	17.84	2.61	19.84
Efficiency ratio (2)	77.04	60.31	78.74	75.41	53.85	82.22	54.21
Balance sheet
Average
Total loans and leases	$106,117	$86,609	$101,748	$110,535	$88,876	$88,255	$87,574
Total earning assets (3)	222,775	151,385	203,528	242,236	176,208	162,858	156,232
Total assets (3)	258,260	161,016	238,609	278,130	184,649	172,312	165,682
Total deposits	231,853	152,808	214,111	249,792	171,340	160,999	157,113
Allocated equity	17,918	11,673	18,708	17,119	11,767	11,677	11,775
Period end
Total loans and leases	$100,878	$88,172	$100,878	$102,766	$89,401	$89,004	$88,172
Total earning assets (3)	202,287	157,334	202,287	237,739	178,240	169,582	157,334
Total assets (3)	232,913	167,197	232,913	268,133	187,994	179,346	167,197
Total deposits	206,296	158,228	206,296	241,504	175,107	166,273	158,228
Client assets
Assets under management	$705,216	$589,459	$705,216	$697,371	$523,159	$564,438	$589,459
Client brokerage assets (4)	1,164,171	210,701	1,164,171	1,102,633	172,106	196,566	210,701
Assets in custody	252,830	156,530	252,830	234,361	133,726	150,575	156,530
Less: Client brokerage assets and assets in custody included in assets under management	(297,869)	(89,234)	(297,869)	(279,130)	(78,487)	(82,921)	(89,234)

Total net client assets	$1,824,348	$867,456	$1,824,348	$1,755,235	$750,504	$828,658	$867,456

(1)	GWIM services clients through three primary businesses: Merrill Lynch Global Wealth Management (MLGWM), U.S. Trust, Bank of America Private Wealth Management (U.S. Trust), and Columbia Management (Columbia).
(2)	Fully taxable-equivalent basis
(3)	Total earning assets and total assets include asset allocations to match liabilities (i.e., deposits).
(4)	Client brokerage assets include non-discretionary brokerage and fee-based assets.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	29

Bank of America Corporation and Subsidiaries

Global Wealth & Investment Management Business Results

(Dollars in millions)

	Three Months Ended June 30, 2009
	Total	Merrill Lynch Global Wealth Management(1, 2)	U.S. Trust	Columbia Management	Other(3)
Net interest income(4)	$1,291	$1,057	$334	$10	$(110)
Noninterest income:
Investment and brokerage services	2,230	1,429	331	271	199
All other income	675	492	9	53	121

Total noninterest income	2,905	1,921	340	324	320

Total revenue, net of interest expense	4,196	2,978	674	334	210

Provision for credit losses	238	154	84	—	—
Noninterest expense	3,304	2,374	483	220	227

Income (loss) before income taxes	654	450	107	114	(17)
Income tax expense (benefit)(4)	213	167	40	42	(36)

Net income	$441	$283	$67	$72	19

Net interest yield(4)	2.54%	2.48%	2.52%	n/m	n/m
Return on average equity	9.45	14.44	5.30	41.03%	n/m
Efficiency ratio (4)	78.74	79.68	71.76	n/m	n/m
Average - total loans and leases	$101,748	$48,830	$52,901	n/m	n/m
Average - total deposits	214,111	176,859	37,218	n/m	n/m
Period end - total assets (5)	232,913	183,907	56,738	$2,647	n/m

	Three Months Ended March 31, 2009
	Total	Merrill Lynch Global Wealth Management (1, 2)	U.S. Trust	Columbia Management	Other(3)
Net interest income(4)	$1,655	$1,405	$355	$12	$(117)
Noninterest income:
Investment and brokerage services	2,310	1,539	317	260	194
All other income (loss)	398	411	16	(122)	93

Total noninterest income	2,708	1,950	333	138	287

Total revenue, net of interest expense	4,363	3,355	688	150	170

Provision for credit losses	254	223	31	—	—
Noninterest expense	3,290	2,374	511	234	171

Income (loss) before income taxes	819	758	146	(84)	(1)
Income tax expense (benefit)(4)	309	280	54	(31)	6

Net income (loss)	$510	$478	$92	$(53)	$(7)

Net interest yield(4)	2.77%	2.74%	2.71%	n/m	n/m
Return on average equity	12.09	28.54	7.64	(28.79)%	n/m
Efficiency ratio (4)	75.41	70.77	74.24	n/m	n/m
Average - total loans and leases	$110,535	$57,689	52,832	n/m	n/m
Average - total deposits	249,792	211,445	38,323	n/m	n/m
Period end - total assets (5)	268,133	217,930	56,493	$2,642	n/m

	Three Months Ended June 30, 2008
	Total	Merrill Lynch Global Wealth Management (1, 2)	U.S. Trust	Columbia Management	Other
Net interest income(4)	$1,149	$778	$373	$(6)	$4
Noninterest income:
Investment and brokerage services	1,095	263	388	403	41
All other income (loss)	51	66	15	(34)	4

Total noninterest income	1,146	329	403	369	45

Total revenue, net of interest expense	2,295	1,107	776	363	49

Provision for credit losses	119	112	7	—	—
Noninterest expense	1,244	465	463	304	12

Income before income taxes	932	530	306	59	37
Income tax expense(4)	351	196	113	22	20

Net income	$581	$334	193	$37	$17

Net interest yield(4)	2.96%	2.57%	2.94%	n/m	n/m
Return on average equity	19.84	40.13	16.42	28.60%	n/m
Efficiency ratio (4)	54.21	41.97	59.65	n/m	n/m
Average - total loans and leases	$87,574	$36,507	$51,052	n/m	n/m
Average - total deposits	157,113	120,343	36,464	n/m	n/m
Period end - total assets (5)	167,197	124,819	56,562	$2,819	n/m

(1)	MLGWM includes the net impact of migrating customers and their related deposit balances between MLGWM and Deposits. After migration, the associated net interest income, service charges and noninterest expense are recorded in the appropriate segment. During the three months ended June 30, 2009 and March 31, 2009, a total of $34.3 billion and $6.1 billion of deposits migrated to Deposits from MLGWM. During the three months ended June 30, 2008, a total of $ 5.6 billion of deposits were migrated from Deposits to MLGWM.
(2)	Effective January 1, 2009, as a result of the Merrill Lynch acquisition, we combined Merrill Lynch's wealth management business and our former Premier Banking & Investment business to form MLGWM.
(3)	Other includes the results of the Institutional Retirement, Philanthropy & Investments business, the Corporation’s approximately 50 percent economic ownership of BlackRock and other administrative items.
(4)	Fully taxable-equivalent basis
(5)	Total assets include asset allocations to match liabilities (i.e., deposits).

n/m = not meaningful

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	30

Bank of America Corporation and Subsidiaries

Global Wealth & Investment Management Business Results

(Dollars in millions)

	Six Months Ended June 30, 2009
	Total	Merrill Lynch Global Wealth Management (1, 2)	U.S. Trust	Columbia Management	Other (3)
Net interest income (4)	$2,946	$2,462	$689	$22	$(227)
Noninterest income:
Investment and brokerage services	4,540	2,968	648	531	393
All other income (loss)	1,073	903	25	(69)	214

Total noninterest income	5,613	3,871	673	462	607

Total revenue, net of interest expense	8,559	6,333	1,362	484	380

Provision for credit losses	492	377	115	—	—
Noninterest expense	6,594	4,748	994	454	398

Income (loss) before income taxes	1,473	1,208	253	30	(18)
Income tax expense (benefit) (4)	522	447	94	11	(30)

Net income	$951	$761	$159	$19	$12

Net interest yield (4)	2.67%	2.62%	2.62%	n/m	n/m
Return on average equity	10.70	20.93	6.44	5.17%	n/m
Efficiency ratio (4)	77.04	74.96	73.01	n/m	n/m
Average - total loans and leases	$106,117	$53,235	$52,867	n/m	n/m
Average - total deposits	231,853	194,057	37,768	n/m	n/m
Period end - total assets (5)	232,913	183,907	56,738	$2,647	n/m

	Six Months Ended June 30, 2008
	Total	Merrill Lynch Global Wealth Management (1, 2)	U.S. Trust	Columbia Management	Other
Net interest income (4)	$2,167	$1,471	$694	$(6)	$8
Noninterest income:
Investment and brokerage services	2,176	521	767	801	87
All other income (loss)	(106)	114	34	(255)	1

Total noninterest income	2,070	635	801	546	88

Total revenue, net of interest expense	4,237	2,106	1,495	540	96

Provision for credit losses	362	352	10	—	—
Noninterest expense	2,555	919	968	611	57

Income (loss) before income taxes	1,320	835	517	(71)	39
Income tax expense (benefit) (4)	495	309	191	(26)	21

Net income (loss)	$825	$526	$326	$(45)	$18

Net interest yield (4)	2.88%	2.50%	2.82%	n/m	n/m
Return on average equity	14.21	31.39	14.23	(17.08)%	n/m
Efficiency ratio (4)	60.31	43.61	64.81	n/m	n/m
Average - total loans and leases	$86,609	$37,093	$49,491	n/m	n/m
Average - total deposits	152,808	116,849	35,557	n/m	n/m
Period end - total assets (5)	167,197	124,819	56,562	$2,819	n/m

(1)	MLGWM includes the net impact of migrating customers and their related deposit balances between MLGWM and Deposits. After migration, the associated net interest income, service charges and noninterest expense are recorded in the appropriate segment. During the six months ended June 30, 2009, a total of $40.5 billion of deposits migrated to Deposits from MLGWM. During the six months ended June 30, 2008, a total of $12.7 billion of deposits migrated from Deposits to MLGWM.
(2)	Effective January 1, 2009, as a result of the Merrill Lynch acquisition, we combined Merrill Lynch’s wealth management business and our former Premier Banking & Investment business to form MLGWM.
(3)	Other includes the results of the Institutional Retirement, Philanthropy & Investments business, the Corporation’s approximately 50 percent economic ownership of BlackRock and other administrative items.
(4)	Fully taxable-equivalent basis
(5)	Total assets include asset allocations to match liabilities (i.e., deposits).

n/m = not meaningful

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	31

Bank of America Corporation and Subsidiaries

Global Wealth & Investment Management - Key Indicators

(Dollars in millions, except as noted)

	Six Months Ended June 30		Second Quarter 2009	First Quarter 2009	Fourth Quarter 2008	Third Quarter 2008	Second Quarter 2008
	2009	2008
Investment and Brokerage Services
Merrill Lynch Global Wealth Management
Asset management fees	$1,499	$172	$713	$786	$75	$84	$84
Brokerage income	1,469	349	716	753	163	157	179

Total	$2,968	$521	$1,429	$1,539	$238	$241	$263

U.S. Trust
Asset management fees	$632	$742	$325	$307	$292	$317	$375
Brokerage income	16	25	6	10	12	11	13

Total	$648	$767	$331	$317	$304	$328	$388

Columbia Management
Asset management fees	$530	$799	$270	$260	$301	$394	$402
Brokerage income	1	2	1	—	—	—	1

Total	$531	$801	$271	$260	$301	$394	$403

Other
Asset management fees	$235	$87	$116	$119	$37	$39	$41
Brokerage income	158	—	83	75	—	—	—

Total	$393	$87	$199	$194	$37	$39	$41

Total Global Wealth & Investment Management
Asset management fees	$2,896	$1,800	$1,424	$1,472	$705	$834	$902
Brokerage income	1,644	376	806	838	175	168	193

Total investment and brokerage services	$4,540	$2,176	$2,230	$2,310	$880	$1,002	$1,095

Assets Under Management
Assets under management by business:
Merrill Lynch Global Wealth Management	$239,888	$22,404	$239,888	$219,658	$16,682	$20,246	$22,404
U.S. Trust	180,902	210,969	180,902	179,142	178,657	199,682	210,969
Columbia Management	331,810	422,827	331,810	340,692	386,473	407,345	422,827
Institutional Retirement, Philanthropy & Investments	39,298	45,907	39,298	45,304	33,498	39,547	45,907
Eliminations (1)	(86,811)	(113,001)	(86,811)	(87,550)	(92,298)	(102,621)	(113,001)
International Wealth Management	129	353	129	125	147	239	353

Total assets under management	$705,216	$589,459	$705,216	$697,371	$523,159	$564,438	$589,459

Assets under management rollforward:
Beginning balance	$523,159	$643,531	$697,371	$523,159	$564,438	$589,459	$607,521
Merrill Lynch balance, January 1, 2009	246,292	—	—	246,292	—	—	—
Net flows	(70,306)	(18,876)	(27,071)	(43,235)	12,596	7,477	(12,611)
Market valuation/other	6,071	(35,196)	34,916	(28,845)	(53,875)	(32,498)	(5,451)

Ending balance	$705,216	$589,459	$705,216	$697,371	$523,159	$564,438	$589,459

Assets under management mix:
Money market/other	$215,637	$225,887	$215,637	$244,577	$253,310	$238,075	$225,887
Fixed income	204,974	107,687	204,974	198,177	102,747	102,596	107,687
Equity	284,605	255,885	284,605	254,617	167,102	223,767	255,885

Total assets under management	$705,216	$589,459	$705,216	$697,371	$523,159	$564,438	$589,459

Assets under management - domestic and foreign:
Domestic	$685,492	$589,106	$685,492	$679,927	$523,012	$564,199	$589,106
Foreign	19,724	353	19,724	17,444	147	239	353

Total assets under management	$705,216	$589,459	$705,216	$697,371	$523,159	$564,438	$589,459

Client Brokerage Assets (2)	$1,164,171	$210,701	$1,164,171	$1,102,633	$172,106	$196,566	$210,701

Merrill Lynch Global Wealth Management Metrics

Number of financial advisors	15,008	1,974	15,008	15,822	2,007	1,964	1,974

Financial Advisor Productivity (3) (in thousands)	$813	$1,777	$816	$811	$1,576	$1,496	$1,793

Total client balances (4)	$1,321,502	$308,174	$1,321,502	$1,292,965	$290,661	$301,093	$308,174

U.S. Trust Metrics

Client facing associates	3,968	4,608	3,968	4,015	4,473	4,467	4,608

Total client balances (4)	$301,512	$357,575	$301,512	$301,151	$308,366	$344,004	$357,575

Columbia Management Performance Metrics

# of 4 or 5 Star Funds by Morningstar	47	50	47	49	53	53	50

% of Assets Under Management in 4 or 5 Star Rated Funds (5)	46%	64%	46%	49%	62%	64%	64%

(1)	The elimination of assets under management that are managed by two lines of business.
(2)	The January 1, 2009 acquisition of Merrill Lynch contributed $1.0 trillion to client brokerage assets.
(3)	Financial advisor productivity is defined as annualized total revenue (excluding residual net interest income) divided by the total number of financial advisors. The decline in Financial Advisor productivity in the first quarter 2009 compared to previous quarters results from the inclusion of Merrill Lynch financial advisors. Legacy Bank of America financial advisors historically have had higher amounts of credit and banking activity in their portfolios.
(4)	Client balances are defined as deposits, assets under management, client brokerage assets and other assets in custody.
(5)	Results shown are defined by Columbia Management’s calculation using Morningstar’s Overall Rating criteria for 4 & 5 star rating. The assets under management of the Columbia Funds that had a 4 & 5 star rating were totaled then divided by the assets under management of all the funds in the ranking.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	32

Bank of America Corporation and Subsidiaries

All Other Results (1, 2)

(Dollars in millions)

	Six Months Ended June 30		Second Quarter 2009	First Quarter 2009	Fourth Quarter 2008	Third Quarter 2008	Second Quarter 2008
	2009	2008
Net interest income (3)	$(3,477)	$(3,771)	$(1,588)	$(1,889)	$(1,857)	$(2,326)	$(1,913)
Noninterest income:
Card income	256	1,259	(278)	534	368	539	596
Equity investment income (loss)	7,305	977	5,979	1,326	(388)	(327)	710
Gains (losses) on sales of debt securities	2,143	351	672	1,471	783	(3)	131
All other income (loss)	(1,706)	(349)	(4,298)	2,592	(283)	112	(87)

Total noninterest income	7,998	2,238	2,075	5,923	480	321	1,350

Total revenue, net of interest expense	4,521	(1,533)	487	4,034	(1,377)	(2,005)	(563)

Provision for credit losses (4)	(686)	(2,161)	(9)	(677)	(613)	(996)	(1,033)
Merger and restructuring charges	1,594	382	829	765	306	247	212
All other noninterest expense	932	253	642	290	187	(24)	74

Income (loss) before income taxes	2,681	(7)	(975)	3,656	(1,257)	(1,232)	184
Income tax expense (benefit) (3)	(979)	6	(1,732)	753	(520)	(538)	(42)

Net income (loss)	$3,660	$(13)	$757	$2,903	$(737)	$(694)	$226

Balance sheet

Average
Total loans and leases	$163,770	$125,695	$159,142	$168,450	$145,238	$146,303	$117,504
Total deposits	108,757	$105,109	108,079	109,447	111,821	105,368	96,998

Period end
Total loans and leases	$153,008	$95,826	$153,008	$165,534	$136,160	$146,363	$95,826
Total deposits	106,127	93,418	106,127	93,702	87,520	99,913	93,418

(1)	All Other consists of equity investment activities including Global Principal Investments, Corporate Investments and Strategic Investments, the residential mortgage portfolio associated with ALM activities, the residual impact of cost allocation processes, merger and restructuring charges, intersegment eliminations and the results of certain businesses that are expected to be or have been sold or are in the process of being liquidated. All Other also includes certain amounts associated with ALM activities, including the residual impact of funds transfer pricing allocation methodologies, amounts associated with the change in the value of derivatives used as economic hedges of interest rate and foreign exchange rate fluctuations that do not qualify for SFAS No. 133 “Accounting for Derivative instruments and Hedging Activities, as amended” hedge accounting treatment, foreign exchange rate fluctuations related to SFAS No. 52, “Foreign Currency Translation” revaluation of foreign-denominated debt issuances, certain gains (losses) on sales of whole mortgage loans, and gains (losses) on sales of debt securities. All Other also includes adjustments to noninterest income and income tax expense to remove the FTE impact of items (primarily low-income housing tax credits) that have been grossed up within noninterest income to a FTE amount in the business segments. In addition, All Other includes the offsetting securitization impact to present Global Card Services on a managed basis. (See Exhibit A: Non-GAAP Reconciliations - All Other - Reconciliation on page 46).
(2)	Effective January 1, 2009, as part of the Merrill Lynch acquisition, All Other includes the results of First Republic Bank as well as fair value adjustments related to certain Merrill Lynch structured notes.
(3)	Fully taxable-equivalent basis
(4)	Provision for credit losses represents provision for credit losses in All Other combined with the Global Card Services securitization offset.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	33

Bank of America Corporation and Subsidiaries

Equity Investments

(Dollars in millions)

	Global Principal Investments Exposures				Equity Investment Income (Loss)
	June 30, 2009			March 31, 2009	June 30, 2009
	Book Value	Unfunded Commitments	Total	Total	Three months ended	Six months ended
Global Principal Investments:
Global Private Equity	$4,289	$232	$4,521	$3,777	$399	$44
Global Real Estate	2,486	460	2,946	2,785	(52)	(85)
Global Strategic Capital	4,360	2,052	6,412	6,515	(41)	(93)
Legacy/Other Investments	751	65	816	852	(2)	(28)

Total Global Principal Investments	$11,886	$2,809	$14,695	$13,929	$304	$(162)

Components of Equity Investment Income (Loss)

(Dollars in millions)

	Six Months Ended June 30		Second Quarter 2009 (1)	First Quarter 2009 (1)	Fourth Quarter 2008	Third Quarter 2008	Second Quarter 2008
	2009	2008
Global Principal Investments	$(162)	$308	$304	$(466)	$(363)	$(29)	$296
Corporate Investments	(262)	144	10	(272)	(295)	(369)	112
Strategic and other investments (1)	7,729	525	5,665	2,064	270	71	302

Total equity investment income (loss) included in All Other	7,305	977	5,979	1,326	(388)	(327)	710
Total equity investment income (loss) included in the business segments	(160)	669	(36)	(124)	(403)	11	(118)

Total consolidated equity investment income (loss)	$7,145	$1,646	$5,943	$1,202	$(791)	$(316)	$592

(1)	Strategic and other investments includes a $5.3 billion and $1.9 billion pre-tax gain on sales of shares of China Construction Bank for the three months ending June 30, 2009 and March 31, 2009, respectively.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for period beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	34

Bank of America Corporation and Subsidiaries

Outstanding Loans and Leases

(Dollars in millions)

	June 30 2009	March 31 2009	Increase (Decrease)
Consumer
Residential mortgage (1)	$245,967	$261,583	$(15,616)
Home equity	155,058	157,645	(2,587)
Discontinued real estate (2)	17,490	19,000	(1,510)
Credit card - domestic	48,948	51,309	(2,361)
Credit card - foreign	20,429	16,651	3,778
Direct/Indirect consumer (3)	99,154	99,696	(542)
Other consumer (4)	3,390	3,297	93

Total consumer	590,436	609,181	(18,745)

Commercial
Commercial - domestic (5)	217,571	229,779	(12,208)
Commercial real estate (6)	75,081	75,269	(188)
Commercial lease financing	22,387	22,017	370
Commercial - foreign	29,811	33,407	(3,596)

Total commercial loans	344,850	360,472	(15,622)
Commercial loans measured at fair value (7)	6,962	7,355	(393)

Total commercial	351,812	367,827	(16,015)

Total loans and leases	$942,248	$977,008	$(34,760)

(1)	Includes foreign residential mortgages of $710 million and $651 million at June 30, 2009 and March 31, 2009.
(2)	At June 30, 2009 and March 31, 2009, includes $15.9 billion and $17.3 billion of pay option loans, and $1.6 billion and $1.7 billion of subprime loans obtained as part of the acquisition of Countrywide. The Corporation no longer originates these products.
(3)	Includes dealer financial services of $40.9 billion and $40.1 billion, consumer lending of $24.2 billion and $26.6 billion, and securities based lending margin loans of $11.0 billion and $10.4 billion at June 30, 2009 and March 31, 2009. In addition, includes foreign consumer loans of $7.7 billion and $7.5 billion at June 30, 2009 and March 31, 2009.
(4)	Includes consumer finance loans of $2.4 billion and $2.5 billion, and other foreign consumer loans of $721 million and $618 million at June 30, 2009 and March 31, 2009.
(5)	Includes small business commercial - domestic loans, primarily card related, of $18.1 billion and $18.8 billion at June 30, 2009 and March 31, 2009.
(6)	Includes domestic commercial real estate loans of $71.6 billion and $73.0 billion, and foreign commercial real estate loans of $3.5 billion and $2.2 billion at June 30, 2009 and March 31, 2009.
(7)	Certain commercial loans are measured at fair value in accordance with SFAS 159 and include commercial - domestic loans of $4.4 billion and $4.8 billion, commercial - foreign loans of $2.5 billion and $2.5 billion, and commercial real estate loans of $123 million and $89 million at June 30, 2009 and March 31, 2009.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	35

Bank of America Corporation and Subsidiaries

Quarterly Average Loans and Leases by Business Segment

(Dollars in millions)

	Second Quarter 2009
	Total Corporation	Deposits	Global Card Services (1)	Home Loans & Insurance	Global Banking	Global Markets	GWIM	All Other (1)
Consumer
Residential mortgage	$253,803	$—	$—	$—	$382	$650	$36,214	$216,557
Home equity	156,599	—	—	129,420	1,052	—	19,556	6,571
Discontinued real estate	18,309	—	—	—	—	—	—	18,309
Credit card - domestic	51,721	—	143,209	—	—	—	—	(91,488)
Credit card - foreign	18,825	—	29,383	—	—	—	—	(10,558)
Direct/Indirect consumer	100,302	10,376	27,172	69	41,233	5	21,293	154
Other consumer	3,298	245	655	18	9	2	14	2,355

Total consumer	602,857	10,621	200,419	129,507	42,676	657	77,077	141,900

Commercial
Commercial - domestic	231,639	202	18,381	1,990	164,673	11,817	22,357	12,219
Commercial real estate	75,559	22	196	12	64,609	1,888	2,243	6,589
Commercial lease financing	22,026	—	—	—	24,208	2	—	(2,184)
Commercial - foreign	34,024	—	1,369	—	27,051	4,915	71	618

Total commercial	363,248	224	19,946	2,002	280,541	18,622	24,671	17,242

Total loans and leases	$966,105	$10,845	$220,365	$131,509	$323,217	$19,279	$101,748	$159,142

	First Quarter 2009
	Total Corporation	Deposits	Global Card Services (1)	Home Loans & Insurance	Global Banking	Global Markets	GWIM	All Other (1)
Consumer
Residential mortgage	$265,121	$—	$—	$485	$455	$546	$38,780	$224,855
Home equity	158,575	—	—	123,998	1,061	—	26,582	6,934
Discontinued real estate	19,386	—	—	—	—	—	—	19,386
Credit card - domestic	58,960	—	150,820	—	—	—	—	(91,860)
Credit card - foreign	16,858	—	27,670	—	—	—	—	(10,812)
Direct/Indirect consumer	100,741	9,718	29,279	96	41,201	130	20,359	(42)
Other consumer	3,408	354	580	579	21	2	55	1,817

Total consumer	623,049	10,072	208,349	125,158	42,738	678	85,776	150,278

Commercial
Commercial - domestic	240,683	298	18,725	1,515	174,548	10,213	22,547	12,837
Commercial real estate	72,206	39	166	12	62,532	1,050	2,144	6,263
Commercial lease financing	22,056	—	—	—	24,316	—	—	(2,260)
Commercial - foreign	36,127	—	1,221	—	26,840	6,666	68	1,332

Total commercial	371,072	337	20,112	1,527	288,236	17,929	24,759	18,172

Total loans and leases	$994,121	$10,409	$228,461	$126,685	$330,974	$18,607	$110,535	$168,450

	Second Quarter 2008
	Total Corporation	Deposits	Global Card Services (1)	Home Loans & Insurance	Global Banking	Global Markets	GWIM	All Other (1)
Consumer
Residential mortgage	$256,164	$—	$—	$—	$921	$(301)	$35,469	$220,075
Home equity	120,265	—	—	90,882	891	—	23,251	5,241
Discontinued real estate	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Credit card - domestic	61,655	—	152,614	—	—	—	—	(90,959)
Credit card - foreign	16,566	—	33,045	—	—	—	—	(16,479)
Direct/Indirect consumer	82,593	6,999	30,686	127	40,344	—	5,255	(818)
Other consumer	3,953	116	843	3	21	3	28	2,939

Total consumer	541,196	7,115	217,188	91,012	42,177	(298)	64,003	119,999

Commercial
Commercial - domestic	219,537	182	19,837	7	161,013	17,005	21,924	(431)
Commercial real estate	62,810	(11)	293	180	59,910	902	1,564	(28)
Commercial lease financing	22,276	—	—	—	24,287	81	—	(2,092)
Commercial - foreign	32,820	—	1,600	—	27,895	3,186	83	56

Total commercial	337,443	171	21,730	187	273,105	21,174	23,571	(2,495)

Total loans and leases	$878,639	$7,286	$238,918	$91,199	$315,282	$20,876	$87,574	$117,504

(1)	Global Card Services is presented on a managed basis with a corresponding offset recorded in All Other.

n/a = not applicable

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	36

Bank of America Corporation and Subsidiaries

Commercial Credit Exposure by Industry (1, 2, 3)

(Dollars in millions)

	Commercial Utilized			Total Commercial Committed
	June 30 2009	March 31 2009	Increase (Decrease)	June 30 2009	March 31 2009	Increase (Decrease)

Diversified financials	$74,089	$88,675	$(14,586)	$121,600	$142,112	$(20,512)
Real estate (4)	83,426	86,365	(2,939)	103,560	108,562	(5,002)
Government and public education	44,432	46,149	(1,717)	62,987	65,806	(2,819)
Capital goods	28,385	29,795	(1,410)	53,870	55,935	(2,065)
Healthcare equipment and services	31,635	33,575	(1,940)	47,382	49,540	(2,158)
Retailing	27,062	28,506	(1,444)	45,729	47,429	(1,700)
Consumer services	28,688	29,576	(888)	43,999	44,679	(680)
Commercial services and supplies	26,973	27,058	(85)	38,755	38,655	100
Materials	20,278	23,515	(3,237)	36,068	40,113	(4,045)
Individuals and trusts	26,648	24,921	1,727	35,290	33,861	1,429
Insurance	26,077	32,385	(6,308)	33,404	40,032	(6,628)
Food, beverage and tobacco	15,859	16,902	(1,043)	28,843	29,789	(946)
Utilities	10,484	12,117	(1,633)	26,860	27,898	(1,038)
Banks	21,416	32,408	(10,992)	24,831	36,277	(11,446)
Energy	12,208	14,006	(1,798)	24,776	26,504	(1,728)
Media	12,435	13,349	(914)	23,539	24,278	(739)
Transportation	13,421	14,283	(862)	19,554	20,681	(1,127)
Religious and social organizations	9,688	9,844	(156)	12,530	12,932	(402)
Consumer durables and apparel	5,383	6,135	(752)	10,198	10,661	(463)
Telecommunication services	3,892	4,894	(1,002)	10,123	11,257	(1,134)
Software and services	3,880	4,429	(549)	10,006	10,144	(138)
Pharmaceuticals and biotechnology	3,574	3,402	172	9,913	11,264	(1,351)
Technology hardware and equipment	3,446	3,770	(324)	9,902	10,684	(782)
Food and staples retailing	4,356	4,361	(5)	7,367	7,380	(13)
Automobiles and components	3,269	3,314	(45)	6,243	6,235	8
Other	6,049	6,071	(22)	10,883	12,154	(1,271)
Total commercial credit exposure by industry	$547,053	$599,805	$(52,752)	$858,212	$924,862	$(66,650)

Net credit default protection purchased on total commitments (5)				$(25,980)	$(22,674)

(1)	Includes loans and leases, standby letters of credit and financial guarantees, derivative assets, assets held-for-sale, commercial letters of credit, bankers’ acceptances, securitized assets, foreclosed properties and other collateral acquired. Derivative assets are reported on a mark-to-market basis and have been reduced by the amount of cash collateral applied of $63.3 billion and $72.8 billion at June 30, 2009 and March 31, 2009. Not reflected in utilized and committed exposure is additional derivative collateral held of $11.5 billion and $16.9 billion which consists primarily of other marketable securities at June 30, 2009 and March 31, 2009.
(2)	Total commercial utilized and total commercial committed exposure includes loans and letters of credit measured at fair value in accordance with SFAS 159 and are comprised of loans outstanding of $7.0 billion and $7.4 billion and issued letters of credit at notional value of $2.1 billion and $2.2 billion at June 30, 2009 and March 31, 2009. In addition, total commercial committed exposure includes unfunded loan commitments at notional value of $24.7 billion and $25.4 billion at June 30, 2009 and March 31, 2009.
(3)	Includes small business commercial - domestic exposure.
(4)	Industries are viewed from a variety of perspectives to best isolate the perceived risks. For purposes of this table, the real estate industry is defined based upon the borrowers’ or counterparties’ primary business activity using operating cash flow and primary source of repayment as key factors.
(5)	Represents net notional credit protection purchased.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 include the Countrywide acquisition. Information for the period beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	37

Bank of America Corporation and Subsidiaries

Net Credit Default Protection by Maturity Profile (1)

	June 30 2009	March 31 2009
Less than or equal to one year	9%	10%
Greater than one year and less than or equal to five years	85	90
Greater than five years	6	—
Total net credit default protection	100%	100%

(1)	In order to mitigate the cost of purchasing credit protection, credit exposure can be added by selling credit protection. The distribution of maturities for net credit default protection purchased is shown above.

Net Credit Default Protection by Credit Exposure Debt Rating (1)

(Dollars in millions)

	June 30, 2009		March 31, 2009
Ratings (2)	Net Notional	Percent	Net Notional	Percent
AAA	$35	(0.1)%	$30	(0.1)%
AA	(1,180)	4.5	(1,498)	6.6
A	(7,198)	27.7	(6,871)	30.3
BBB	(11,786)	45.4	(11,211)	49.3
BB	(3,057)	11.8	(2,826)	12.5
B	(891)	3.4	(968)	4.3
CCC and below	(1,921)	7.4	(1,805)	8
NR(3)	18	(0.1)	2,475	(10.9)
Total net credit default protection (4)	$(25,980)	100.0%	$(22,674)	100.0%

(1)	In order to mitigate the cost of purchasing credit protection, credit exposure can be added by selling credit protection. The distribution of debt rating for net notional credit default protection purchased is shown as a negative and the net notional credit protection sold is shown as a positive amount.
(2)	The Corporation considers ratings of BBB- or higher to meet the definition of investment grade.
(3)	In addition to names which have not been rated, “NR” includes $157 million and $2.6 billion in net credit default swap index positions at June 30, 2009 and March 31, 2009. While index positions are principally investment grade, credit default swaps indices include names in and across each of the ratings categories.
(4)	At June 30, 2009 and March 31, 2009, included net notional credit default protection purchased of $12.1 billion and $12.9 billion in single name credit default swaps that were acquired as part of the Merrill Lynch acquisition.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	38

Bank of America Corporation and Subsidiaries

Selected Emerging Markets (1)

(Dollars in millions)

	Loans and Leases, and Loan Commitments	Other Financing (2)	Derivative Assets (3)	Securities / Other Investments (4)	Total Cross-border Exposure (5)	Local Country Exposure Net of Local Liabilities (6)	Total Emerging Markets Exposure June 30, 2009	Increase (Decrease) from March 31, 2009
Region/Country
Asia Pacific
China (7)	$492	$218	$777	$10,679	$12,166	$—	$12,166	$(7,514)
South Korea	339	1,169	2,297	2,337	6,142	191	6,333	(1,180)
India	1,404	511	902	1,874	4,691	1,247	5,938	21
Singapore	637	165	336	1,072	2,210	—	2,210	299
Hong Kong	561	137	431	329	1,458	—	1,458	(74)
Philippines	24	28	51	474	577	1	578	157
Taiwan	259	20	90	114	483	87	570	(371)
Other Asia Pacific (8)	164	43	200	509	916	46	962	(7)
Total Asia Pacific	3,880	2,291	5,084	17,388	28,643	1,572	30,215	(8,669)
Latin America
Brazil (9)	480	831	380	5,109	6,800	375	7,175	993
Mexico (10)	2,124	246	395	2,866	5,631	106	5,737	128
Chile	230	476	421	66	1,193	3	1,196	29
Other Latin America (8)	126	264	471	520	1,381	144	1,525	(170)
Total Latin America	2,960	1,817	1,667	8,561	15,005	628	15,633	980
Middle East and Africa
South Africa	181	11	54	902	1,148	—	1,148	(27)
United Arab Emirates	387	36	163	73	659	—	659	(156)
Other Middle East and Africa (8)	537	65	223	553	1,378	—	1,378	(315)
Total Middle East and Africa	1,105	112	440	1,528	3,185	—	3,185	(498)
Central and Eastern Europe
Russian Federation	256	—	171	304	731	—	731	(109)
Other Central and Eastern Europe (8)	675	165	372	527	1,739	—	1,739	(38)
Total Central and Eastern Europe	931	165	543	831	2,470	—	2,470	(147)
Total emerging market exposure	$8,876	$4,385	$7,734	$28,308	$49,303	$2,200	$51,503	$(8,334)

(1)	There is no generally accepted definition of emerging markets. The definition that we use includes all countries in Asia Pacific excluding Japan, Australia and New Zealand; all countries in Latin America excluding Cayman Islands and Bermuda; all countries in Middle East and Africa; and all countries in Central and Eastern Europe excluding Greece. There was no emerging market exposure included in the portfolio measured at fair value in accordance with SFAS 159 at June 30, 2009 and March 31, 2009.
(2)	Includes acceptances, standby letters of credit, commercial letters of credit and formal guarantees.
(3)	Derivative assets are reported on a mark-to-market basis and have been reduced by the amount of cash collateral applied of $774 million and $635 million at June 30, 2009 and March 31, 2009. At June 30, 2009 and March 31, 2009, there were $863 million and $1.1 billion of other marketable securities collateralizing derivative assets for which credit risk has not been reduced.
(4)	Generally, cross-border resale agreements are presented based on the domicile of the counterparty, consistent with Federal Financial Institutions Examination Council (FFIEC) reporting requirements. Cross-border resale agreements where the underlying securities are U.S. Treasury securities, in which case the domicile is the U.S., are excluded from this presentation.
(5)	Cross-border exposure includes amounts payable to the Corporation by borrowers or counterparties with a country of residence other than the one in which the credit is booked, regardless of the currency in which the claim is denominated, consistent with FFIEC reporting requirements.
(6)	Local country exposure includes amounts payable to the Corporation by borrowers with a country of residence in which the credit is booked, regardless of the currency in which the claim is denominated. Local funding or liabilities are subtracted from local exposures consistent with FFIEC reporting requirements. Total amount of available local liabilities funding local country exposure at June 30, 2009 was $15.3 billion compared to $17.6 billion at March 31, 2009. Local liabilities at June 30, 2009 in Asia Pacific and Latin America were $14.8 billion and $451 million, of which $7.6 billion were in Singapore, $2.0 billion in Hong Kong, $1.4 billion in India, $1.3 billion in South Korea, $1.3 billion in China, and $521 million in Taiwan. There were no other countries with available local liabilities funding local country exposure greater than $500 million.
(7)	Securities/Other Investments include an investment of $9.2 billion in China Construction Bank (CCB).
(8)	No country included in Other Asia Pacific, Other Latin America, Other Middle East and Africa, or Other Central and Eastern Europe had total foreign exposure of more than $500 million.
(9)	Securities/Other Investments include an investment of $3.5 billion in Banco Itaú Holding Financeira S.A.
(10)	Securities/Other Investments include an investment of $2.4 billion in Grupo Financiero Santander, S.A.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	39

Bank of America Corporation and Subsidiaries

Nonperforming Assets

(Dollars in millions)

	June 30, 2009	March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008
Residential mortgage	$13,615	$10,846	$7,057	$4,638	$3,269
Home equity	3,826	3,497	2,637	2,049	1,851
Discontinued real estate	181	129	77	33	n/a
Direct/Indirect consumer	57	29	26	13	11
Other consumer	93	91	91	89	89

Total consumer	17,772	14,592	9,888	6,822	5,220

Commercial - domestic (1)	4,204	3,022	2,040	1,566	1,079
Commercial real estate	6,651	5,662	3,906	3,090	2,616
Commercial lease financing	104	104	56	35	40
Commercial - foreign	250	300	290	48	48

	11,209	9,088	6,292	4,739	3,783
Small business commercial-domestic	200	224	205	183	153

Total commercial	11,409	9,312	6,497	4,922	3,936

Total nonperforming loans and leases	29,181	23,904	16,385	11,744	9,156
Foreclosed properties	1,801	1,728	1,827	1,832	593

Total nonperforming assets (2, 3, 4)	$30,982	$25,632	$18,212	$13,576	$9,749

Loans past due 90 days or more and still accruing (2, 4, 5)	$6,403	$6,344	$5,414	$4,819	$4,548

Nonperforming assets/Total assets (6)	1.38%	1.11%	1.00%	0.74%	0.57%

Nonperforming assets/Total loans, leases and foreclosed properties (6)	3.31	2.64	1.96	1.45	1.13

Nonperforming loans and leases/Total loans and leases outstanding (6)	3.12	2.47	1.77	1.25	1.06

Allowance for credit losses:
Allowance for loan and lease losses	$33,785	$29,048	$23,071	$20,346	$17,130
Reserve for unfunded lending commitments (7)	1,992	2,102	421	427	507

Total allowance for credit losses	$35,777	$31,150	$23,492	$20,773	$17,637

Allowance for loan and lease losses/Total loans and leases outstanding (6, 8)	3.61%	3.00%	2.49%	2.17%	1.98%

Allowance for loan and lease losses/Total nonperforming loans and leases (6, 8)	116	122	141	173	187

Commercial utilized reservable criticized exposure (9)	$57,180	$48,660	$36,937	$31,009	$25,998

Commercial utilized reservable criticized exposure/Commercial utilized exposure (9)	13.53%	11.13%	8.90%	7.45%	6.23%

(1)	Excludes small business commercial - domestic loans.
(2)	Balances do not include loans accounted for in accordance with SOP 03-3 even though the customer may be contractually past due. Loans accounted for in accordance with SOP 03-3 were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan.
(3)	Balances do not include nonperforming loans held-for-sale of $2.6 billion, $2.5 billion, $1.3 billion, $848 million and $388 million at June 30, 2009, March 31, 2009, December 31, 2008, September 30, 2008 and June 30, 2008, respectively.
(4)	Balances do not include loans measured at fair value in accordance with SFAS 159. At June 30, 2009, March 31, 2009, December 31, 2008, September 30, 2008 and June 30, 2008, there were no nonperforming loans measured at fair value in accordance with SFAS 159. At June 30, 2008, there were $81 million of loans past due 90 days or more and still accruing interest measured at fair value in accordance with SFAS 159. At June 30, 2009, March 31, 2009, December 31, 2008 and September 30, 2008, there were no loans past due 90 days or more and still accruing interest measured at fair value in accordance with SFAS 159.
(5)	Balances do not include loans held-for-sale past due 90 days or more and still accruing interest included in other assets of $0, $18 million, $31 million, $138 million and $32 million at June 30, 2009, March 31, 2009, December 31, 2008, September 30, 2008 and June 30, 2008, respectively.
(6)	Ratios do not include loans measured at fair value in accordance with SFAS 159 of $7.0 billion, $7.4 billion, $5.4 billion, $5.4 billion and $5.0 billion at June 30, 2009, March 31, 2009, December 31, 2008, September 30, 2008 and June 30, 2008, respectively.
(7)	The majority of the increase from December 31, 2008 relates to the fair value of the acquired Merrill Lynch unfunded lending commitments, excluding commitments accounted for under SFAS 159.
(8)	The Corporation accounts for acquired impaired loans in accordance with SOP 03-3.
(9)	Criticized exposure and ratios exclude assets held-for-sale, exposure measured at fair value in accordance with SFAS 159 and other nonreservable exposure. Including assets held-for-sale, other nonreservable exposure and commercial loans measured at fair value, the ratios would have been 14.93 percent, 12.63 percent, 9.45 percent, 7.94 percent and 6.62 percent at June 30, 2009, March 31, 2009, December 31, 2008, September 30, 2008 and June 30, 2008, respectively.

n/a = not applicable

Loans are classified as domestic or foreign based upon the domicile of the borrower.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	40

Bank of America Corporation and Subsidiaries

Nonperforming Asset Activity

(Dollars in millions)

	Second Quarter 2009	First Quarter 2009	Fourth Quarter 2008	Third Quarter 2008	Second Quarter 2008
Nonperforming Consumer Loans and Leases:
Balance, beginning of period	$14,592	$9,888	$6,822	$5,220	$4,459
Additions (1)	6,807	8,218	5,444	3,518	2,540
Paydowns and payoffs	(172)	(268)	(167)	(294)	(125)
Return to performing status (2)	(730)	(796)	(443)	(301)	(398)
Charge-offs (3)	(2,517)	(2,069)	(1,436)	(1,092)	(999)
Other	(208)	(381)	(332)	(229)	(257)

Total nonperforming consumer loans and leases, end of period	17,772	14,592	9,888	6,822	5,220
Foreclosed properties	1,330	1,356	1,506	1,656	475

Total nonperforming consumer assets	$19,102	$15,948	$11,394	$8,478	$5,695

Nonperforming Commercial Loans and Leases (4):
Balance, beginning of period	$9,312	$6,497	$4,922	$3,936	$2,874
Additions (1)	4,416	4,434	3,095	1,997	1,752
Paydowns and payoffs	(593)	(490)	(368)	(371)	(345)
Return to performing status (2)	(92)	(55)	(35)	(29)	(32)
Charge-offs (5)	(1,429)	(976)	(896)	(495)	(248)
Other	(205)	(98)	(221)	(116)	(65)

Total nonperforming commercial loans and leases, end of period	11,409	9,312	6,497	4,922	3,936
Foreclosed properties	471	372	321	176	118

Total nonperforming commercial assets	$11,880	$9,684	$6,818	$5,098	$4,054

(1)	The three months ended March 31, 2009 includes $465 million of nonperforming consumer loans and leases and $402 million of nonperforming commercial loans and leases acquired from Merrill Lynch.
(2)	Loans and leases may be restored to performing status when all principal and interest is current and full repayment of the remaining contractual principal and interest is expected, or when the loan otherwise becomes well-secured and is in the process of collection. Troubled debt restructurings are generally classified as performing after six consecutive, on-time payments.
(3)	Our policy is not to classify consumer credit card and consumer non-real estate loans and leases as nonperforming; therefore, the charge-offs on these loans have no impact on nonperforming activity.
(4)	Includes small business commercial – domestic activity.
(5)	Certain loan and lease products, including business card, are not classified as nonperforming; therefore, the charge-offs on these loans have no impact on nonperforming activity.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	41

Bank of America Corporation and Subsidiaries

Quarterly Net Charge-offs/Losses and Net Charge-off/Loss Ratios (1)

(Dollars in millions)

	Second Quarter 2009		First Quarter 2009		Fourth Quarter 2008		Third Quarter 2008		Second Quarter 2008
Held Basis	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Residential mortgage	$1,085	1.72%	$785	1.20%	$466	0.73%	$242	0.37%	$151	0.24%
Home equity	1,839	4.71	1,681	4.30	1,113	2.92	964	2.53	923	3.09
Discontinued real estate	35	0.76	15	0.31	19	0.36	(3)	(0.05)	n/a	n/a
Credit card - domestic	1,788	13.87	1,426	9.81	1,244	7.63	1,094	6.86	976	6.36
Credit card - foreign	276	5.88	186	4.48	162	3.75	148	3.46	132	3.21
Direct/Indirect consumer	1,475	5.90	1,249	5.03	1,054	5.03	845	3.94	660	3.22
Other consumer	99	11.93	97	11.67	124	13.79	106	11.36	83	8.47

Total consumer	6,597	4.39	5,439	3.54	4,182	2.79	3,396	2.24	2,925	2.17

Commercial - domestic (2)	536	1.03	244	0.46	255	0.50	117	0.23	70	0.14
Commercial real estate	629	3.34	455	2.56	382	2.36	262	1.65	136	0.88
Commercial lease financing	44	0.81	67	1.22	31	0.57	8	0.13	6	0.11
Commercial - foreign	122	1.54	104	1.25	129	1.63	46	0.56	5	0.06

	1,331	1.58	870	1.02	797	0.99	433	0.54	217	0.28
Small business commercial - domestic	773	16.69	633	13.47	562	11.55	527	10.64	477	9.59

Total commercial	2,104	2.37	1,503	1.68	1,359	1.59	960	1.13	694	0.84

Total net charge-offs	$8,701	3.64	$6,942	2.85	$5,541	2.36	$4,356	1.84	$3,619	1.67

By Business Segment
Deposits	$88	3.26%	$88	3.42%	$106	4.89%	$96	4.85%	$78	4.33%
Global Card Services (3)	7,096	12.91	5,406	9.60	4,623	7.88	4,185	6.94	3,768	6.34
Home Loans & Insurance	1,598	4.88	1,492	4.77	976	3.18	844	2.75	841	3.71
Global Markets	29	1.00	5	0.17	15	0.87	16	0.36	—	—
Global Banking	1,477	1.83	1,122	1.37	992	1.19	588	0.73	318	0.41
Global Wealth & Investment Management	172	0.68	162	0.60	145	0.65	108	0.49	92	0.42
All Other (3)	(1,759)	(4.43)	(1,333)	(3.21)	(1,316)	(3.60)	(1,481)	(4.03)	(1,478)	(5.06)

Total net charge-offs	$8,701	3.64	$6,942	2.85	$5,541	2.36	$4,356	1.84	$3,619	1.67

Supplemental managed basis data
Credit card - domestic	$4,530	12.69%	$3,421	9.20%	$2,929	7.66%	$2,643	6.87%	$2,414	6.36%
Credit card - foreign	517	7.06	373	5.47	334	4.57	353	4.21	337	4.11

Total credit card managed net losses	$5,047	11.73	$3,794	8.62	$3,263	7.16	$2,996	6.40	$2,751	5.96

(1)	Net charge-off/loss ratios are calculated as annualized held net charge-offs or managed net losses divided by average outstanding held or managed loans and leases excluding loans measured at fair value in accordance with SFAS 159 during the period for each loan and lease category.
(2)	Excludes small business commercial - domestic loans.
(3)	Global Card Services is presented on a managed basis. The securitization offset is included within All Other.

n/a = not applicable

Loans are classified as domestic or foreign based upon the domicile of the borrower.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	42

Bank of America Corporation and Subsidiaries

Year-to-Date Net Charge-offs/Losses and Net Charge-off/Loss Ratios (1)

(Dollars in millions)

	Six Months Ended June 30
	2009		2008
Held Basis	Amount	Percent	Amount	Percent
Residential mortgage	$1,870	1.45%	$217	0.17%
Home equity	3,520	4.50	1,419	2.41
Discontinued real estate	50	0.53	n/a	n/a
Credit card - domestic	3,214	11.72	1,823	5.87
Credit card - foreign	462	5.22	241	3.05
Direct/Indirect consumer	2,724	5.46	1,215	3.03
Other consumer	196	11.80	169	8.54

Total consumer	12,036	3.96	5,084	1.88

Commercial - domestic (2)	780	0.74	147	0.15
Commercial real estate	1,084	2.96	243	0.79
Commercial lease financing	111	1.02	21	0.19
Commercial - foreign	226	1.39	(2)	(0.02)

	2,201	1.30	409	0.27
Small business commercial - domestic	1,406	15.07	841	8.52

Total commercial	3,607	2.02	1,250	0.77

Total net charge-offs	$15,643	3.24	$6,334	1.46

By Business Segment
Deposits	$176	3.34%	$164	4.46%
Global Card Services (3)	12,502	11.24	6,915	5.87
Home Loans & Insurance	3,090	4.83	1,284	2.89
Global Markets	34	0.60	1	0.01
Global Banking	2,599	1.60	646	0.42
Global Wealth & Investment Management	334	0.64	144	0.33
All Other (3)	(3,092)	(3.81)	(2,820)	(4.51)

Total net charge-offs	$15,643	3.24	$6,334	1.46

Supplemental managed basis data
Credit card - domestic	$7,951	10.91%	$4,482	5.92%
Credit card - foreign	890	6.29	641	3.97

Total credit card managed net losses	$8,841	10.16	$5,123	5.58

(1)	Net charge-off/loss ratios are calculated as annualized held net charge-offs or managed net losses divided by average outstanding held or managed loans and leases excluding loans measured at fair value in accordance with SFAS 159 during the period for each loan and lease category.
(2)	Excludes small business commercial - domestic loans.
(3)	Global Card Services is presented on a managed basis. The securitization offset is included within All Other.

n/a = not applicable

Loans are classified as domestic or foreign based upon the domicile of the borrower.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	43

Bank of America Corporation and Subsidiaries

Allocation of the Allowance for Credit Losses by Product Type (1)

(Dollars in millions)

	June 30, 2009			March 31, 2009			June 30, 2008
Allowance for loan and lease losses	Amount	Percent of Total	Percent of Loans and Leases Outstanding (2)	Amount	Percent of Total	Percent of Loans and Leases Outstanding (2)	Amount	Percent of Total	Percent of Loans and Leases Outstanding (2)
Residential mortgage	$4,119	12.19%	1.67%	$2,856	9.83%	1.09%	$792	4.62%	0.34%
Home equity	8,664	25.64	5.59	7,457	25.67	4.73	3,812	22.25	3.14
Discontinued real estate	398	1.18	2.28	67	0.23	0.35	n/a	n/a	n/a
Credit card - domestic	5,153	15.25	10.53	4,597	15.83	8.96	3,210	18.74	5.17
Credit card - foreign	1,320	3.91	6.46	866	2.98	5.20	474	2.77	2.86
Direct/Indirect consumer	5,369	15.89	5.41	5,381	18.52	5.40	2,964	17.30	3.49
Other consumer	210	0.63	6.22	202	0.70	6.11	185	1.09	4.81

Total consumer	25,233	74.69	4.27	21,426	73.76	3.52	11,437	66.77	2.18

Commercial - domestic (3)	5,486	16.24	2.52	5,264	18.12	2.29	3,844	22.44	1.74
Commercial real estate	2,396	7.09	3.19	1,756	6.05	2.33	1,333	7.78	2.12
Commercial lease financing	255	0.75	1.14	238	0.82	1.08	199	1.16	0.87
Commercial - foreign	415	1.23	1.39	364	1.25	1.09	317	1.85	0.91

Total commercial (4)	8,552	25.31	2.48	7,622	26.24	2.11	5,693	33.23	1.67

Allowance for loan and lease losses	33,785	100.00%	3.61	29,048	100.00%	3.00	17,130	100.00%	1.98

Reserve for unfunded lending commitments (5)	1,992			2,102			507

Allowance for credit losses	$35,777			$31,150			$17,637

(1)	The Corporation accounts for acquired impaired loans in accordance with SOP 03-3.
(2)	Ratios are calculated as allowance for loan and lease losses as a percentage of loans and leases outstanding excluding loans measured in accordance with SFAS 159 for each loan and lease category. Loans measured at fair value include commercial - domestic loans of $4.4 billion, $4.8 billion and $3.5 billion, commercial - foreign loans of $2.5 billion, $2.5 billion and $1.3 billion, and commercial real estate loans of $123 million, $89 million and $176 million at June 30, 2009, March 31, 2009 and June 30, 2008.
(3)	Includes allowance for small business commercial - domestic loans of $2.8 billion, $3.1 billion and $2.1 billion at June 30, 2009, March 31, 2009 and June 30, 2008.
(4)	Includes allowance for loan and lease losses for impaired commercial loans of $1.6 billion, $1.1 billion and $417 million at June 30, 2009, March 31, 2009 and June 30, 2008.
(5)	Amounts for the periods beginning January 1, 2009 include the Merrill Lynch acquisition. The majority of the increase from June 30, 2008 relates to the fair value of the acquired Merrill Lynch unfunded lending commitments, excluding commitments accounted for under SFAS 159.

n/a = not applicable

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	44

Exhibit A: Non-GAAP Reconciliations

Bank of America Corporation and Subsidiaries

Global Card Services - Reconciliation

(Dollars in millions)

	Six Months Ended June 30, 2009			Six Months Ended June 30, 2008			Second Quarter 2009
	Managed Basis (1)	Securitization Impact (2)	Held Basis	Managed Basis (1)	Securitization Impact (2)	Held Basis	Managed Basis (1)	Securitization Impact (2)	Held Basis
Net interest income (3)	$10,308	$(4,749)	$5,559	$9,331	$(4,195)	$5,136	$5,049	$(2,358)	$2,691
Noninterest income:
Card income	4,279	(348)	3,931	5,275	1,261	6,536	2,164	(592)	1,572
All other income	259	(67)	192	824	(125)	699	124	(32)	92

Total noninterest income	4,538	(415)	4,123	6,099	1,136	7,235	2,288	(624)	1,664

Total revenue, net of interest expense	14,846	(5,164)	9,682	15,430	(3,059)	12,371	7,337	(2,982)	4,355

Provision for credit losses	16,182	(5,164)	11,018	8,711	(3,059)	5,652	7,741	(2,982)	4,759
Noninterest expense	4,053	—	4,053	4,572	—	4,572	1,976	—	1,976

Income (loss) before income taxes	(5,389)	—	(5,389)	2,147	—	2,147	(2,380)	—	(2,380)
Income tax expense (benefit) (3)	(1,895)	—	(1,895)	746	—	746	(762)	—	(762)

Net income (loss)	$(3,494)	$—	$(3,494)	$1,401	$—	$1,401	$(1,618)	$—	$(1,618)

Balance sheet
Average - total loans and leases	$224,391	$(102,357)	$122,034	$236,738	$(106,306)	$130,432	$220,365	$(102,046)	$118,319
Period end - total loans and leases	215,904	(100,438)	115,466	240,617	(108,520)	132,097	215,904	(100,438)	115,466

	First Quarter 2009			Fourth Quarter 2008			Third Quarter 2008
	Managed Basis (1)	Securitization Impact (2)	Held Basis	Managed Basis (1)	Securitization Impact (2)	Held Basis	Managed Basis (1)	Securitization Impact (2)	Held Basis
Net interest income (3)	$5,259	$(2,391)	$2,868	$5,302	$(2,299)	$3,003	$4,922	$(2,207)	$2,715
Noninterest income:
Card income	2,115	244	2,359	2,469	482	2,951	2,290	507	2,797
All other income	135	(35)	100	239	(40)	199	534	(54)	480

Total noninterest income	2,250	209	2,459	2,708	442	3,150	2,824	453	3,277

Total revenue, net of interest expense	7,509	(2,182)	5,327	8,010	(1,857)	6,153	7,746	(1,754)	5,992

Provision for credit losses	8,441	(2,182)	6,259	5,851	(1,857)	3,994	5,602	(1,754)	3,848
Noninterest expense	2,077	—	2,077	2,177	—	2,177	2,404	—	2,404

Income (loss) before income taxes	(3,009)	—	(3,009)	(18)	—	(18)	(260)	—	(260)
Income tax expense (benefit) (3)	(1,133)	—	(1,133)	(61)	—	(61)	(89)	—	(89)

Net income (loss)	$(1,876)	$—	$(1,876)	$43	$—	$43	$(171)	$—	$(171)

Balance sheet
Average - total loans and leases	$228,461	$(102,672)	$125,789	$233,427	$(99,116)	$134,311	$239,951	$(105,919)	$134,032
Period end - total loans and leases	221,984	(105,392)	116,592	233,040	(100,960)	132,080	235,998	(102,048)	133,950

	Second Quarter 2008
	Managed Basis (1)	Securitization Impact (2)	Held Basis
Net interest income (3)	$4,742	$(2,140)	$2,602
Noninterest income:
Card income	2,554	557	3,111
All other income	204	(60)	144

Total noninterest income	2,758	497	3,255

Total revenue, net of interest expense	7,500	(1,643)	5,857

Provision for credit losses	4,259	(1,643)	2,616
Noninterest expense	2,375	—	2,375

Income before income taxes	866	—	866
Income tax expense (3)	284	—	284

Net income	$582	$—	$582

Balance sheet
Average - total loans and leases	$238,918	$(107,438)	$131,480
Period end - total loans and leases	240,617	(108,520)	132,097

(1)	Provision for credit losses represents provision for credit losses on held loans combined with realized credit losses associated with the securitized loan portfolio.
(2)	The securitization impact on net interest income is on a funds transfer pricing methodology consistent with the way funding costs are allocated to the businesses.
(3)	Fully taxable-equivalent basis

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

The Corporation reports Global Card Services on a managed basis. Reporting on a managed basis is consistent with the way that management evaluates the results of Global Card Services. Managed basis assumes that securitized loans were not sold and presents earnings on these loans in a manner similar to the way loans that have not been sold (i.e., held loans) are presented. Loan securitization is an alternative funding process that is used by the Corporation to diversify funding sources. Loan securitization removes loans from the Consolidated Balance Sheet through the sale of loans to an off-balance sheet qualified special purpose entity which is excluded from the Corporation’s Consolidated Financial Statements in accordance with accounting principles generally accepted in the United States (GAAP).

The performance of the managed portfolio is important in understanding Global Card Services’ results as it demonstrates the results of the entire portfolio serviced by the business. Securitized loans continue to be serviced by the business and are subject to the same underwriting standards and ongoing monitoring as held loans. In addition, retained excess servicing income is exposed to similar credit risk and repricing of interest rates as held loans. Global Card Services’ managed income statement line items differ from a held basis reported as follows:

•

Managed net interest income includes Global Card Services’ net interest income on held loans and interest income on the securitized loans less the internal funds transfer pricing allocation related to securitized loans.

•

Managed noninterest income includes Global Card Services’ noninterest income on a held basis less the reclassification of certain components of card income (e.g., excess servicing income) to record securitized net interest income and provision for credit losses. Noninterest income, both on a held and managed basis, also includes the impact of adjustments to the interest-only strip that are recorded in card income as management continues to manage this impact within Global Card Services.

•	Provision for credit losses represents the provision for credit losses on held loans combined with realized credit losses associated with the securitized loan portfolio.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	45

Exhibit A: Non-GAAP Reconciliations - continued

Bank of America Corporation and Subsidiaries

All Other - Reconciliation

(Dollars in millions)

	Six Months Ended June 30, 2009			Six Months Ended June 30, 2008			Second Quarter 2009
	Reported Basis (1)	Securitization Offset (2)	As Adjusted	Reported Basis (1)	Securitization Offset (2)	As Adjusted	Reported Basis (1)	Securitization Offset (2)	As Adjusted
Net interest income (3)	$(3,477)	$4,749	$1,272	$(3,771)	$4,195	$424	$(1,588)	$2,358	$770
Noninterest income:
Card income (loss)	256	348	604	1,259	(1,261)	(2)	(278)	592	314
Equity investment income	7,305	—	7,305	977	—	977	5,979	—	5,979
Gains on sales of debt securities	2,143	—	2,143	351	—	351	672	—	672
All other income (loss)	(1,706)	67	(1,639)	(349)	125	(224)	(4,298)	32	(4,266)

Total noninterest income	7,998	415	8,413	2,238	(1,136)	1,102	2,075	624	2,699

Total revenue, net of interest expense	4,521	5,164	9,685	(1,533)	3,059	1,526	487	2,982	3,469

Provision for credit losses	(686)	5,164	4,478	(2,161)	3,059	898	(9)	2,982	2,973
Merger and restructuring charges	1,594	—	1,594	382	—	382	829	—	829
All other noninterest expense	932	—	932	253	—	253	642	—	642

Income (loss) before income taxes	2,681	—	2,681	(7)	—	(7)	(975)	—	(975)
Income tax expense (benefit) (3)	(979)	—	(979)	6	—	6	(1,732)	—	(1,732)

Net income (loss)	$3,660	$—	$3,660	$(13)	$—	$(13)	$757	$—	$757

Balance sheet
Average - total loans and leases	$163,770	$102,357	$266,127	$125,695	$106,306	$232,001	$159,142	$102,046	$261,188
Period end - total loans and leases	153,008	100,438	253,446	95,826	108,520	204,346	153,008	100,438	253,446

	First Quarter 2009			Fourth Quarter 2008			Third Quarter 2008
	Reported Basis (1)	Securitization Offset (2)	As Adjusted	Reported Basis (1)	Securitization Offset (2)	As Adjusted	Reported Basis (1)	Securitization Offset (2)	As Adjusted
Net interest income (3)	$(1,889)	$2,391	$502	$(1,857)	$2,299	$442	$(2,326)	$2,207	$(119)
Noninterest income:
Card income (loss)	534	(244)	290	368	(482)	(114)	539	(507)	32
Equity investment income (loss)	1,326	—	1,326	(388)	—	(388)	(327)	—	(327)
Gains (losses) on sales of debt securities	1,471	—	1,471	783	—	783	(3)	—	(3)
All other income (loss)	2,592	35	2,627	(283)	40	(243)	112	54	166

Total noninterest income	5,923	(209)	5,714	480	(442)	38	321	(453)	(132)

Total revenue, net of interest expense	4,034	2,182	6,216	(1,377)	1,857	480	(2,005)	1,754	(251)

Provision for credit losses	(677)	2,182	1,505	(613)	1,857	1,244	(996)	1,754	758
Merger and restructuring charges	765	—	765	306	—	306	247	—	247
All other noninterest expense	290	—	290	187	—	187	(24)	—	(24)

Income (loss) before income taxes	3,656	—	3,656	(1,257)	—	(1,257)	(1,232)	—	(1,232)
Income tax expense (benefit) (3)	753	—	753	(520)	—	(520)	(538)	—	(538)

Net income (loss)	$2,903	$—	$2,903	$(737)	$—	$(737)	$(694)	$—	$(694)

Balance sheet
Average - total loans and leases	$168,450	$102,672	$271,122	$145,238	$99,116	$244,354	$146,303	$105,919	$252,222
Period end - total loans and leases	165,534	105,392	270,926	136,160	100,960	237,120	146,363	102,048	248,411

	Second Quarter 2008
	Reported Basis (1)	Securitization Offset (2)	As Adjusted
Net interest income (3)	$(1,913)	$2,140	$227
Noninterest income:
Card income	596	(557)	39
Equity investment income	710	—	710
Gains on sales of debt securities	131	—	131
All other income (loss)	(87)	60	(27)

Total noninterest income	1,350	(497)	853

Total revenue, net of interest expense	(563)	1,643	1,080

Provision for credit losses	(1,033)	1,643	610
Merger and restructuring charges	212	—	212
All other noninterest expense	74	—	74

Income before income taxes	184	—	184
Income tax expense (benefit) (3)	(42)	—	(42)

Net income	$226	$—	$226

Balance sheet
Average - total loans and leases	$117,504	$107,438	$224,942
Period end - total loans and leases	$95,826	108,520	204,346

(1)	Provision for credit losses represents provision for credit losses in All Other combined with the Global Card Services securitization offset.
(2)	The securitization offset on net interest income is on a funds transfer pricing methodology consistent with the way funding costs are allocated to the businesses.
(3)	Fully taxable-equivalent basis

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	46

Appendix: Selected Slides from the

Second Quarter 2009 Earnings Release Presentation

Information for periods beginning July 1, 2008 includes the Countrywide acquisition. Information for periods beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	47

Summary of Large Items Impacting Earnings 1

($ in billions)

2Q09 1Q09 Change

Net interest income (FTE) $ 11.9 $ 12.8 $ (0.9)

Noninterest income 21.1 23.3 (2.1)

Total revenue (FTE) 33.1 36.1 (3.0)

Noninterest expense 17.0 17.0 -

Pre-tax pre-provision for credit loss income (FTE) $ 16.1 $ 19.1 $ (3.0)

Large items:

Pre-tax gain on sale of CCB shares $ 5.3 $ 1.9 $ 3.4

Pre-tax gain on sale of merchant processing

business to a joint venture 3.8 - 3.8

Fair value credit adjustment on Merrill Lynch

structured notes(3.6) 2.2 (5.8)

Counterparty valuation adjustment on derivative

liabilities(1.6) 1.7 (3.3)

FDIC special assessment(0.8) - (0.8)

Capital markets disruption charges(1.3) (1.7) 0.5

Total large items $ 1.8 $ 4.1 $ (2.3)

Pre-tax pre-provision excluding large items (FTE) $ 14.2 $ 15.0 $ (0.7)

Provision expense

Net charge-offs $ 8.7 $ 6.9 $ 1.8

Increase in allowance for credit losses 4.7 6.4 (1.8)

Total provision expense $ 13.4 $ 13.4 $ -

Other items impacting EPS but not pre-tax pre-provision earnings

– Higher share count as a result of capital raising in response to supervisory stress test results

– Income tax benefit primarily resulting from release of deferred tax asset valuation allowance

– Higher net income available to common shareholders as a result of lower preferred dividends o $250 million lower quarterly dividends from preferred exchanges going forward, with $65 million realized during 2Q09 o $576 million net benefit resulting from exchanges

1 Amounts may not subtotal due to rounding

Key Capital Markets Risk Exposures – 2Q09

Super Senior CDO related

($ in millions) 2Q09 1Q09

Total Total

Retained Total Super Senior Super Senior

Subprime Positions Subprime Non subprime CDO CDO

Unhedged $ 670 $ 1,241 $ 1,911 $ 1,558 $ 3,469 $ 5,135

Hedged 1,044 - 1,044 768 1,812 2,028

Total $ 1,714 $ 1,241 $ 2,955 $ 2,326 $ 5,281 $ 7,163

• Total super senior CDO exposure reduced $1.9 billion, or 26% from 1Q09

• 2Q09 markdown of $813 million excluding monoline insurance marks

• $1.9 billion unhedged subprime exposure carried at 17%

• $1.0 billion hedged subprime exposure carried at 15%

• $1.6 billion unhedged non-subprime exposure carried at 52%

• $768 million hedged non-subprime exposure carried at 74%

Credit Default Swaps with Monoline Financial Guarantors

($ in millions) Super Senior Other

CDOs Positions

Notional $ 5,573 $ 44,899

Mark to market or guarantor receivable 4,168 11,270

Credit Valuation Adjustment (2,867) (5,729)

Net mark to market of receivable 1,301 5,541

Credit valuation adjustment % 69% 51%

2Q09 (writedown) gain (353) 233

• Other notional positions of $45 billion were reduced $11.0 billion, or 20% from 1Q09

Key Capital Markets Risk Exposures – 2Q09

Leveraged Loans

• Funded commitments carried at $3.0 billion or 44% of gross value

– Exposure reduced 32% from 1Q09

– 2Q09 markdown of $107 million

– Pre-market disruption exposure carried at $2.8 billion or 43% of gross value

– 90% of remaining funded commitments at book value are senior secured facilities

Capital Markets Commercial Mortgage related

• Total commitments carried at $6.9 billion with $6.6 billion funded

– Carrying $5.6 billion of acquisition related large floating rate loans at roughly 69% of gross value

– 2Q09 markdown of $458 million predominantly floating rate positions

– 2Q09 markdown of $113 million on equity positions from acquisition related exposures

Asset Quality – Held Basis*

($ in millions)	2Q09			Increase (decrease) from 1Q09 in		
	Net Charge-offs	Reserve Additions	Provision	Net Charge-offs	Reserve Additions	Provision
Residential mortgage	$ 1,085	$ 1,139	$ 2,224	$ 300	$ 5	$ 305
Home equity	1,839	886	2,725	158	243	401
Credit card	2,064	945	3,009	452	(597)	(145)
Consumer lending	1,208	(56)	1,152	287	(831)	(544)
SOP 03-3 impaired	-	750	750	-	(103)	(103)
Other consumer	401	57	458	(39)	(197)	(236)
Total consumer	6,597	3,721	10,318	1,158	(1,480)	(322)
Small business	773	(254)	519	140	(929)	(789)
Commercial real estate	629	640	1,269	174	350	524
Other commercial	702	539	1,241	287	295	582
Total commercial	2,104	925	3,029	601	(284)	317
Unfunded lending commitments	-	28	28	-	-	-
Total	$ 8,701	$ 4,674	$ 13,375	$ 1,759	$ (1,764)	$ (5)

Includes a $104 million addition to reserve in 2Q09 for commercial Merrill Lynch loans accounted for under SOP 03-3

Bank of America

Asset Quality – Held Basis*

($ in millions) 2Q09 Increase from 1Q09 in

Net charge-offs Reserve Build Provision Net charge-offs Reserve Build Provision

Residential mortgage $ 1,085 $ 1,262 $ 2,347 $ 300 $ 128 $ 428

Home Equity 1,839 758 2,597 158 115 273

Credit Card 2,064 944 3,008 452(598)(146)

Consumer lending 1,208(55) 1,153 287(830)(543)

SOP 03-3 impaired 750 750 -(103)(103)

Other consumer 400 62 462(40)(192)(232)

Total Consumer 6,596 3,721 10,317 1,157(1,480)(323)

Small business 774(254) 520 141(929)(788)

Commercial Real Estate 629 641 1,270 174 351 525

Other Commercial 702 538 1,240 287 294 581

Total Commercial 1 2,105 925 3,030 602(284) 318

Unfunded lending commitments - 28 28 - -

Total 8,701 4,674 13,375 1,759(1,764)(5)

• Credit quality deteriorated further during the quarter as the impacts of the recessionary environment worsened. Consumers continued to experience high unemployment and underemployment and declining home prices.

• Although bankruptcies continue to increase, now approaching pre-bankruptcy reform levels, some signs of stabilization are evident in early stage delinquencies

• The commercial portfolio experienced broad-based deterioration from a customer and industry standpoint.

• Held net charge-offs increased $1.8 billion, to 3.64% of average loans, up 79 basis points from 1Q09

• Managed net losses increased $2.6 billion, to 4.42% of average loans, up 102 basis points from 1Q09

• Allowance for loan losses of $33.8 billion covers 3.61% of loans and, including the reserve for unfunded commitments, is $35.8 billion

– Consumer allowance is $25.2 billion, or 4.27% of loans

– Commercial allowance is $8.5 billion, or 2.48% of loans

* Schedule reflects a held basis. Managed losses would add $2,983 in 2Q09, an increase of $801 million from 1Q09 1 Includes $104 million reserve build in 2Q09 for commercial Merrill Lynch loans accounted for under SOP 03-03

Consumer Credit Card Asset Quality

Consumer Credit Card

2Q09

($ in mil, loans in bil) 2Q08 3Q08 4Q08 1Q09 2Q09 vs. 1Q09

Loans EOP* $ 187.2 $ 183.4 $ 182.2 $ 173.4 $ 169.8 $ (3.5)

Net loss 2,751 2,996 3,263 3,794 5,047 1,253

30+ past due 10,347 10,801 12,168 13,611 12,969(642)

Net loss % 6.0% 6.4% 7.2% 8.6% 11.7% 311 bps

30+ past due % 5.5% 5.9% 6.7% 7.9% 7.6%(21) bps

* Loans are shown on a managed basis

Consumer Credit Card – Managed Basis 1

• Net losses increased $1.3 billion to $5.0 billion as the loss ratio climbed 311 basis points to 11.73%

– US credit card portfolio refreshed FICO of 691 while originated average FICO was 771 in 2Q09

– California and Florida represent 24% of balances but 34% of managed losses

– Losses impacted by unemployment and remain higher in geographies of housing stress

• 30+ delinquencies decreased $642 million, or 21 basis points to 7.64% of loans

• 90+ delinquencies increased $235 million, or 22 basis point to 4.21% of loans

• Unused commitments were reduced over $30 billion in 2Q09

1 Credit Card includes U.S., Europe and Canada consumer credit card

Home Loan Asset Quality 1

Residential Mortgage Home Equity

2Q09 2Q09

($ in mil, loans in bil) 2Q08 3Q08 4Q08 1Q09 2Q09 vs. 1Q09 2Q08 3Q08 4Q08 1Q09 2Q09 vs. 1Q09

Loans EOP $ 235.5 $ 257.1 $ 248.1 $ 261.6 $ 246.0 $ (15.6) $ 121.4 $ 151.8 $ 152.5 $ 157.6 $ 155.1 $ (2.6)

Net charge-off 151 242 466 785 1,085 300 923 964 1,113 1,681 1,839 158

30+ past due 4,956 6,002 7,927 7,926 7,533(393) 1,548 1,939 2,661 2,647 2,001(646)

Net charge-off % 0.2% 0.4% 0.7% 1.2% 1.7% 52 bps 3.1% 2.5% 2.9% 4.3% 4.7% 41 bps

30+ past due % 2.1% 2.3% 3.2% 3.0% 3.1% 3 bps 1.3% 1.3% 1.8% 1.7% 1.3%(39) bps

Residential Mortgage Home Equity

• Net charge-offs increased $300 million to $1.1 billion as the loss • Net charge-offs increased $158 million to $1.8 billion as the loss ratio climbed 52 basis points to 1.72% ratio climbed 41 basis points to 4.71%

– Adjusted for the expected benefit of Resi Wrap protection, the – Loans with >90% RCLTV represent 50% of portfolio loss rate would be 1.38% reflecting home price deterioration

– Loans with >90% RLTV represented 34% of the portfolio – CA and FL represent 41% of the portfolio but 61% of losses reflecting home price deterioration

• Allowance of $8.7 billion was increased and covers 5.59% of

– CA and FL represented 44% of the portfolio but 61% of losses loans

– CRA portfolio still drove a disproportionate share of losses (7% • Nonperforming assets increased $308 million from 1Q09 to $4.0 of loans with 21% of losses) billion and now represents 2.56% of loans

• Allowance of $4.1 billion was increased and covers 1.67% of loans – 35% of NPAs are greater than 180 days past due and are

• Nonperforming assets increased $2.8 billion from 1Q09 to $14.5 carried at appraised value billion and now represents 5.89% of loans and foreclosed properties – Nonperforming TDRs increased $700 million and comprise

– 60% of NPAs are greater than 180 days past due and are carried 36% of home equity NPAs at appraised value – Approximately 75% of the increase was from loans

– Nonperforming TDRs increased $1.3 billion and comprise 14% that were performing at the time of modification of residential mortgage NPAs • 30+ performing past dues declined $646MM compared to 1Q09

– Approximately 35% of the increase was from loans that and the ratio to loans declined 39bps to 1.29% were performing at the time of modification

• 30+ performing past dues decreased $390MM compared to 1Q09 but, with a decline in loan balances, the ratio rose 3 bps to 3.06% of loans

1 Discontinued Real Estate is not included

Direct/Indirect

Direct/Indirect Consumer Lending (Included in Direct/Indirect)

2Q09 2Q09

($ in mil, loans in bil) 2Q08 3Q08 4Q08 1Q09 2Q09 vs. 1Q09 2Q08 3Q08 4Q08 1Q09 2Q09 vs. 1Q09

Loans EOP $ 84.9 $ 82.8 $ 83.4 $ 99.7 $ 99.2 $ (0.5) $ 28.4 $ 28.7 $ 28.2 $ 26.6 $ 24.2 $ (2.4)

Net charge-off 660 845 1,054 1,249 1,475 226 486 608 746 921 1,208 287

30+ past due 2,706 3,211 3,980 4,145 4,019 (126) 1,621 1,982 2,449 2,687 2,405 (282)

Net charge-off % 3.2% 3.9% 5.0% 5.0% 5.9% 87 bps 7.1% 8.4% 10.4% 13.5% 18.9% 537 bps

30+ past due % 3.2% 3.9% 4.8% 4.2% 4.1% (11) bps 5.7% 6.9% 8.7% 10.1% 9.9% (17) bps

Direct/Indirect Loans Consumer Lending (part of Direct/Indirect)

• Net charge-offs increased $226 million to $1.5 billion • Consumer Lending portfolio of $24.2 billion had and the loss ratio rose 87 basis points to 5.90% increased losses of $287 million with a 2Q09 loss rate

– Driven by borrower stress within the of 18.90%

Consumer Lending portfolio • Allowance of $4.2 billion covers 17.24% of loans

• Allowance of $5.4 billion covers 5.41% of loans • 30+ delinquencies declined $282 million, or 17 basis

• Dealer Finance portfolio1of $40.9 billion had a decline points to 9.94% of loans of 82 basis point in loss rate to 1.96%, in part • 90+ delinquencies declined $75 million but the ratio seasonal increased 21 basis points to 5.50% with a decline in

– The auto portfolios of $27.8 billion had a 89 the balances basis points decrease in loss rate to 1.58%

• 30+ delinquencies decreased $126 million, or 10 basis points to 4.05% of loans

1 Includes auto originations, auto purchase loan portfolios and marine/recreational vehicle

Consumer Asset Quality Key Indicators

($ in millions) Residential Mortgage Home Equity Discontinued Real Estate

2Q09 1Q09 2Q09 1Q09 2Q09 1Q09

Excluding Excluding Excluding Excluding Excluding Excluding

As SOP 03-3 As SOP 03-3 As SOP 03-3 As SOP 03-3 As SOP 03-3 As SOP 03-3

Reported Portfolio 1 Reported Portfolio 1 Reported Portfolio 1 Reported Portfolio 1 Reported Portfolio 1 Reported Portfolio 1

Loans EOP $ 245,967 $ 235,555 $ 261,583 $ 251,637 $ 155,058 $ 141,284 $ 157,645 $ 143,754 $ 17,490 $ 2,104 $ 19,000 $ 2,222

Loans Avg 253,803 243,097 265,121 255,389 156,599 142,818 158,575 144,594 18,309 1,793 19,386 1,885

Net losses $ 1,085 $ 1,085 785 $ 785 1,839 $ 1,839 1,681 $ 1,681 35 $ 35 15 $ 15

% of avg loans 2 1.72% 1.79% 1.20% 1.25% 4.71% 5.17% 4.30% 4.71% 0.76% 7.81% 0.31% 3.15%

Allowance for loan losses $ 4,119 $ 4,119 $ 2,856 $ 2,856 $ 8,664 $ 6,756 $ 7,457 $ 5,862 $ 398 $ 82 $ 67 $ 59

% of Loans 1.67% 1.75% 1.09% 1.14% 5.59% 4.78% 4.73% 4.08 2.28% 3.92% 0.35% 2.18

Avg. refreshed (C)LTV 3 83 76 95 87 88 82

90%+ refreshed (C)LTV 3 34% 27% 50% 42% 21% 16%

Avg. refreshed FICO 721 725 713 715 644 653

% below 620 FICO 11% 10% 12% 11% 24% 25%

1 Represents the SOP 03-3 portfolio acquired from Countrywide

2 Adjusting for the benefit of Resi Wrap protection, the residential mortgage as reported loss rate would be 1.38% in 2Q09 and 0.95% in 1Q09

3 Loan to value (LTV) calculations apply to the residential mortgage and discontinued real estate portfolio. Combined loan to value (CLTV) calculations apply to the home equity portfolio

Consumer Asset Quality Key Indicators (cont’d)

($ in millions) Total Managed

Credit Card Other 1 Consumer

Held Managed

2Q09 1Q09 2Q09 1Q09 2Q09 1Q09 2Q09 1Q09

Loans EOP $ 69,378 $ 67,960 $169,815 $173,352 $102,544 $102,993 $690,874 $714,573

Loans Avg 70,546 75,818 $172,592 $178,490 $103,600 $104,148 $704,903 $725,721

Net losses $ 2,064 $ 1,612 $ 5,047 $ 3,794 $ 1,574 $ 1,347 $ 9,580 $ 7,621

% of avg loans 11.74% 8.62% 11.73% 8.62% 6.09% 5.24% 5.45% 4.26%

Allowance for loan losses $ 6,473 $ 5,463 $ 5,579 $ 5,583 $ 25,233 $ 21,426

% of Loans 9.33% 8.04% 5.44% 5.42% 4.27% 3.52%

• The average refreshed FICO for the U.S. Credit Card portfolio was 691 at 2Q09 compared to 681 at 1Q09; the percentage below 620 FICO was 18% at 2Q09 compared to 19% at 1Q09. 2Q09 included an update to the process for obtaining refreshed FICO scores.

1 Other primarily consists of the following portfolios of loans: Consumer Lending and Dealer Financial Services

Consumer Asset Quality Key Indicators – SOP 03-3 Countrywide Portfolio 1

($ in millions)

Residential

Mortgage Home Equity Discontinued Real Estate

2Q09 1Q09 2Q09 1Q09 2Q09 1Q09

Loans EOP $ 10,412 $ 9,946 $ 13,774 $ 13,891 $ 15,386 $ 16,778

Net losses 305 264 964 890 1,006 936

• The net losses shown on this table are not included in the net losses reported by the company as these loans were considered impaired and written down to fair value at acquisition in accordance with SOP 03-3

• 2Q09 includes an increase in the valuation allowance through provision of $621 million compared to $853 million in 1Q09

• The carrying value at June 30, 2009 of the impaired loan portfolio, including the valuation allowance is 73% of the outstanding unpaid principal balance

1 The table presents outstandings net of purchase accounting adjustments and net losses

Commercial Asset Quality Key Indicators 1

($ in millions) Commercial Lease

Commercial 2 Commercial Real Estate Small Business Financing Total Commercial

2Q09 1Q09 2Q09 1Q09 2Q09 1Q09 2Q09 1Q09 2Q09 1Q09

Loans EOP $229,290 $244,414 $ 75,081 $ 75,269 $ 18,092 $ 18,772 $ 22,387 $ 22,017 $344,850 $360,472

Loans Avg 239,753 250,411 75,479 72,022 18,604 19,042 22,026 22,056 355,862 363,531

Net charge-offs $ 658 $ 348 $ 629 $ 455 $ 773 $ 633 $ 44 $ 67 $ 2,104 $ 1,503

% of avg loans 1.10% 0.56% 3.34% 2.56% 16.69% 13.47% 0.81% 1.22% 2.37% 1.68%

90+ Performing DPD $ 277 $ 505 $ 308 $ 86 $ 804 $ 797 $ 35 $ 26 $ 1,424 $ 1,414

% of Loans 0.12% 0.21% 0.41% 0.11% 4.44% 4.24% 0.15% 0.12% 0.41% 0.39%

Nonperforming loans $ 4,454 $ 3,322 $ 6,651 $ 5,662 $ 200 $ 224 $ 104 $ 104 $ 11,409 $ 9,312

% of Loans 1.94% 1.36% 8.86% 7.52% 1.11% 1.19% 0.46% 0.47% 3.31% 2.58%

Allowance for loan losses $ 3,087 $ 2,561 $ 2,396 $ 1,756 $ 2,814 $ 3,067 $ 255 $ 238 $ 8,552 $ 7,622

% of Loans 1.35% 1.05% 3.19% 2.33% 15.55% 16.34% 1.14% 1.08% 2.48% 2.11%

Reservable Criticized

Utilized Exposure 3,4 $ 32,512 $ 28,100 $ 21,166 $ 17,553 $ 1,767 $ 1,533 $ 1,735 $ 1,474 $ 57,180 $ 48,660

% of Total Exposure 10.77% 8.90% 26.40% 21.81% 9.74% 8.14% 7.75% 6.70% 13.53% 11.13%

1 Does not include certain commercial loans measured at fair value in accordance with SFAS 159

2 Includes Commercial Domestic and Commercial Foreign

3 Excludes the Merrill Lynch SOP 03-3 portfolio

4 Excludes utilized exposure which is marked to market including Derivatives, Foreclosed Property, Assets Held for Sale and FVO loans

Commercial Real Estate

Homebuilders

• Homebuilder utilized balances at 2Q09, included in commercial real estate, decreased $790 million to $10.6 billion compared to 1Q09. These utilized balances are included in total exposure of $13.8 billion

– Reservable criticized utilized exposure decreased $330 million to $7.3 billion (35% of reservable criticized utilized commercial real estate exposure)

– NPAs were flat at $3.7 billion (52% of commercial real estate NPAs)

– 2Q09 charge-offs were $382 million compared to $301 million in 1Q09

• Homebuilder construction and land development utilized balances at 2Q09 decreased $782 million to $8.0 billion compared to 1Q09

– Reservable criticized utilized exposure decreased $279 million to $6.6 billion

• Non-residential utilized balances at 2Q09 increased $622 million to $76.1 billion compared to 1Q09

– Reservable criticized utilized exposure increased $3.9 billion to $13.8 billion (65% of reservable criticized utilized commercial real estate exposure) driven by retail and office

– NPAs rose $1.1 billion to $3.4 billion (48% of commercial real estate NPAs) driven by office, commercial land and retail

– 2Q09 charge-offs were $246 million compared to $154 million in 1Q09

Non-Residential

Net Interest Income Analysis

($ in millions)

2Q09 1Q09 Change

Net interest income (FTE)

Reported $ 11,942 $ 12,819 $(877)

Securitizations 2,734 2,749(15)

Managed NII 14,676 15,568(892)

Market-based(1,455)(1,820) 365

Managed Core NII $ 13,221 $ 13,748 $(527)

Reported Core NII 10,487 10,999(512)

Average assets

Reported $ 1,811,981 $ 1,912,483 $ (100,502)

Securitized receivables 86,154 91,567(5,413)

Managed assets 1,898,135 2,004,050(105,915)

Market-based(475,761)(489,024) 13,263

Managed Core $ 1,422,374 $ 1,515,026 $(92,652)

Reported Core 1,336,220 1,423,459(87,239)

Net interest yields

Reported 2.64% 2.70%(7) bps

Securitized receivables 12.73 12.04 69 bps

Managed assets 3.10 3.13(3) bps

Market-based 1.23 1.50(28) bps

Managed Core 3.72 3.65 7 bps

Reported Core 3.14 3.11 3 bps

• Core net interest income declined $527 million on a managed basis as deleveraging the discretionary portfolio without yet fully reinvesting cost roughly $700 million

• Lower loan levels from softer demand and deteriorating credit cost roughly $500 million

• Credit related cost impacts were roughly $1.1 billion in the current period

• An improved yield curve and favorable hedging results benefited net interest income

• Market Based NII fell $365 million due to spread compression and continued declines in the balance sheet

• Core managed assets fell $93 billion

– Consumer loans declined $20 billion led by residential mortgage and card

– Commercial loans declined $11 billion centered in domestic C & I

• Average AFS securities declined by $30 billion from deleveraging primarily in 1Q09

• Market related assets declined 3%

• Managed core NIY increased 7bps to 3.72%

• Increase was due to favorable rate environment and pricing partially offset by declines in discretionary portfolio and loan levels

Capital Raising Activity – 2Q09

($ in billions, shares in millions) SCAP Tier 1 Common Benefit Tangible Common

Announcement Completed 2Q09 Tier 1 Equity/Assets

Common

Amount Shares Issued

Common stock issuance $ 13.5 1,250 $ 13.5 $ 13.5

Preferred exchange - Private 10.9 800 - 10.9

Preferred exchange - Public 3.9 200 - 3.9

Lower preferred dividends 1 1.6 1.6 1.6

Total from preferred exchanges 16.3 1,000 1.6 16.4

Total from common and preferred share activity $ 17.0 29.8 2,250 15.1 29.9

Sale of China Construction Bank shares 4.4 4.4 0.9

Bank of America Merchant Services JV 3.2 3.2 3.2

Business dispositions 10.0 7.6 7.6 4.1

Reduction in deferred tax disallowance from

above items 2.2 2.2 -

Other 7.0

Total $ 34.0 $ 39.7 2,250 $ 24.9 $ 34.0

Beneficial impact on ratios from capital raising activity 248 bps 156 bps 157 bps

1 Recognized through 12/31/10

• As a result of the stress test performed by the regulatory supervisors Bank of America was required to increase

Tier 1 Common capital by $34 billion

• Through the capital actions listed above Tier 1 common capital was increased by $40 billion increasing the Tier 1 common ratio by nearly 250 basis points

Amounts may not subtotal due to rounding

Components of Capital Structure

($ in billions, shares in millions)

6/30/2009 3/31/2009 Change

Common

Tangible Common $ 100.8 $ 69.6 $ 31.2

Goodwill and intangibles 95.7 96.7 (1.0)

Total common 196.5 166.3 30.2

Preferred

Private

Convertible 4.9 8.5 (3.6)

Nonconvertible 13.1 24.3 (11.2)

Total Private preferred 18.0 32.8 (14.8)

Government investments 40.7 40.5 0.2

Total preferred stock 58.7 73.3 (14.6)

Total shareholder’s equity $ 255.2 $ 239.5 $ 15.6

• 3Q09 preferred cash dividends are expected to be $1.1 billion1

– Private preferred dividends roughly $350 million

– Government preferred dividends of $712.5 million

1 An estimate of third quarter 2009 potential cash dividends on various series of preferred stock, subject to the Board of Directors’ future declaration and assuming no conversion of convertible shares

Amounts may not subtotal due to rounding